UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☑    Definitive Proxy Statement
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☐    Soliciting Material Pursuant to § 240.14a-12

AVALO THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1500 Liberty Ridge Drive, Suite 321
Wayne, Pennsylvania, 19087
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 2, 2026
Dear Stockholder of Avalo Therapeutics, Inc.:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Avalo Therapeutics, Inc., a Delaware corporation (the “Company”), which will be held on Tuesday, June 2, 2026, at 8:30 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting via live audio webcast, with no physical in-person meeting. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/AVTX2026. You will also be able to vote your shares electronically at the Annual Meeting.

At the Annual Meeting, stockholders will vote:
1.To elect the seven directors nominated by our board of directors (the “Board”) and named herein to hold office until the 2027 Annual Meeting of Stockholders;
2.To approve the Avalo Therapeutics, Inc. Second Amended and Restated 2016 Employee Stock Purchase Plan;
3.To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and
4.To conduct any other business properly brought before the Annual Meeting.
This Notice and the Proxy Statement will serve as your guide to the business to be conducted at the Annual Meeting and provide detail on the virtual meeting format.

The record date for the Annual Meeting is April 6, 2026. Only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Important Notice Regarding Availability of Proxy Materials. Additional instructions on how to vote can be found on pages 1 through 6 of the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders’ Meeting to Be Held on June 2, 2026 at 8:30 a.m. Eastern Time.

The 2026 Notice of Annual Meeting of Stockholders, Proxy Statement and 2025 Annual Report to Stockholders are available at www.proxyvote.com.

By Order of the Board of Directors,
/s/ Garry Neil, M.D.
Garry Neil, M.D.
Chief Executive Officer

Wayne, Pennsylvania
April 10, 2026

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote by Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote over the Internet during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder. You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting.

AVALO THERAPEUTICS, INC.
1500 Liberty Ridge Drive, Suite 321
Wayne, Pennsylvania 19087
PROXY STATEMENT
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS
June 2, 2026
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the board of directors (the “Board”) of Avalo Therapeutics, Inc. (sometimes referred to as the “Company” or “Avalo”) is soliciting your proxy to vote at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 10, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Tuesday, June 2, 2026 at 8:30 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting via live audio webcast, with no physical in-person meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/AVTX2026 on June 2, 2026, using the 16-digit control number included on the proxy card mailed to you. We recommend that you log in a few minutes before the Annual Meeting begins to ensure you are logged in when the meeting starts. Online check-in will begin at 8:15 a.m. Eastern Time. Information on how to vote at the virtual Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 6, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 26,714,337 shares of the Company’s common stock, par value $0.001 per share, outstanding and entitled to vote.

Can I ask questions at the Annual Meeting?

If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/AVTX2026 and typing your question in the box in the Annual Meeting portal.

What if I need technical assistance accessing or participating in the virtual Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting log in page. Technical support will be available starting at 8:00 a.m. Eastern Time on Tuesday, June 2, 2026.

What am I voting on?

There are three matters scheduled for a vote at the Annual Meeting:
1.To elect the seven directors nominated by the Board and named herein to hold office until the 2027 Annual Meeting of Stockholders (the “Director Election Proposal”);

2.To approve the Avalo Therapeutics, Inc. Second Amended and Restated 2016 Employee Stock Purchase Plan (the “ESPP Proposal”); and

3.To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Auditor Ratification Proposal”).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?
You may either vote “For” the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
Stockholder of Record: Shares Registered in Your Name
If on April 6, 2026, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust Company, LLC), then you are a stockholder of record. If you are a stockholder of record on the Record Date, there are four ways that you can vote your shares:

•Over the Internet (before the Annual Meeting). To vote over the Internet, access the proxy materials on the secured website www.proxyvote.com and follow the voting instructions on that website. Your Internet vote must be received by 11:59 p.m., Eastern Time on June 1, 2026 to be counted.

•By telephone. To vote over the telephone, dial toll-free 1-800-690-6903, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m., Eastern Time on June 1, 2026 to be counted.

•By mail. To vote using a requested proxy card, simply complete, sign and date the proxy card that is delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct. For your mailed proxy card to be counted, we must receive it before 8:30 a.m. Eastern Time on Tuesday, June 2, 2026.

•Over the Internet (during the Annual Meeting). Attend, or have your personal representative with a valid legal proxy attend, the virtual Annual Meeting by logging into www.virtualshareholdermeeting.com/AVTX2026 on June 2, 2026, using the 16-digit control number included on the proxy card that was mailed to you.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 6, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you must direct your broker or other agent regarding how to vote the shares in your account, or they will not be voted. You are also invited to virtually attend the Annual Meeting. To vote your shares at the Annual Meeting, you must obtain a valid proxy from your broker, bank, dealer or other agent. Follow the instructions from your broker, bank, dealer or other agent included with these proxy materials, or contact your broker, bank, dealer or other agent to request a proxy form. See “What happens if I do not vote?” below for important information.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned at the close of business on April 6, 2026.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by Internet, either prior to or at the Annual Meeting, by telephone or by completing and mailing your proxy card, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

The Auditor Ratification Proposal is deemed to be a “routine” matter. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on the proposal, your broker or nominee will have the discretion to vote your shares on such proposal. Accordingly, if you fail to provide voting instructions to your broker or nominee, your broker or nominee could vote your shares on the proposal in a manner that is contrary to what you intend. For example, if you are against the approval of the Auditor Ratification Proposal, but you do not provide any voting instructions to your broker, your broker can nonetheless vote your shares “For” the Auditor Ratification Proposal.

The Director Election Proposal and the Employee Stock Purchase Plan Proposal are each deemed to be “non-routine” matters, and as a result, your broker or nominee may not vote your shares on the Director Election Proposal or the Employee Stock Purchase Plan Proposal in the absence of your instruction. See the discussion above for the impact in the event that you fail to instruct your broker to vote. If you are a beneficial owner of shares registered in the name of your broker or other nominee, we strongly encourage you to provide voting instructions to the broker or nominee that holds your shares to ensure that your shares are voted in the manner in which you want them to be voted.

If you hold shares in “street name” and want to vote over the Internet during the Annual Meeting, you will need to ask your broker, bank, dealer or other agent to provide you with a valid legal proxy. Please note that if you request a legal proxy from your broker, bank, dealer or other agent, any previously executed proxy will be revoked and your vote will not be counted unless you vote over the Internet during the Annual Meeting or appoint another valid legal proxy to vote on your behalf.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” the Director Election Proposal, Employee Stock Purchase Plan Proposal and the Auditor Ratification Proposal. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways before the final vote at the Annual Meeting:

•You may grant a subsequent proxy by Internet;
•You may submit a subsequent proxy by telephone;
•You may submit another properly completed proxy card with a later date;
•You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 1500 Liberty Ridge Drive, Suite 321, Wayne, Pennsylvania 19087; or
•You may vote over the Internet during the Annual Meeting (or have a personal representative with a valid proxy vote), although simply virtually attending the Annual Meeting will not, by itself, revoke your proxy.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to our Corporate Secretary before your proxy is voted or you vote in person at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or dealer as a nominee or agent, you should follow the instructions provided by your broker, bank or dealer.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?
Any proposals that a stockholder intends to present at our 2027 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by us no later than 5:00 p.m., Eastern Time, on December 11, 2026; provided, however, that in the event that the date of the 2027 Annual Meeting is changed by more than 30 days from the anniversary of the 2026 Annual Meeting, notice must be received by us a reasonable time before we begin to print and mail the proxy materials for the 2027 Annual Meeting. Any such proposals also must comply with Rule 14a-8 regarding the inclusion of stockholder proposals in the Company’s proxy materials. Proposals should be addressed to the Corporate Secretary, Avalo Therapeutics, Inc., 1500 Liberty Ridge Drive, Suite 321, Wayne, Pennsylvania 19087.

If you wish to submit a proposal (including a director nomination) at the 2027 Annual Meeting that is not to be included in next year’s proxy materials, your proposal or director nomination must be submitted in writing between February 2, 2027 and March 4, 2027, to the Corporate Secretary, Avalo Therapeutics, Inc., 1500 Liberty Ridge Drive, Suite 321, Wayne, Pennsylvania 19087; provided, however, that in the event that the date of the 2027 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2026 Annual Meeting, notice must be received no earlier than 120 days prior to the 2027 Annual Meeting and no later than 90 days prior to the 2027 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made.

Director nominations must include the information required by our bylaws, including, among other things: the full name, address and age of the proposed nominee; the proposed nominee’s principal occupation or employment; the class and number of shares of capital stock of the Company owned of record and beneficially by such proposed nominee; the date or dates on which such shares were acquired and the investment intent of such acquisition; and such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved). You may contact our Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. In addition to satisfying the foregoing requirements under our bylaws, to comply with the SEC’s “universal proxy” rules, stockholders who intend to solicit proxies in support of director nominees must include the additional information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended.

What are “broker non-votes”?

When a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as broker non-votes.

How are votes counted and how many votes are needed to approve each proposal?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count, for the Director Election Proposal, votes “For,” “Withheld” and broker non-votes and, with respect to the Employee Stock Purchase Plan Proposal and Auditor Ratification Proposal, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Withheld /Abstentions	Effect of Broker Non-Votes
1.	Director Election Proposal	Plurality of votes of the shares present and entitled to vote; Nominees receiving the most “For” votes on the proposal shall be elected	“Withheld” votes will have no effect	Broker non-votes will have no effect
2.	Employee Stock Purchase Plan Proposal	Majority of shares present and entitled to vote on the proposal	Counted “against”	Broker non-votes will have no effect
3.	Auditor Ratification Proposal	Majority of shares present and entitled to vote on the proposal	Counted “against”	None expected, but any broker non-votes will have no effect
What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. Under our current bylaws, a quorum will be present if stockholders holding one-third of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. At the close of business on the Record Date, there were 26,714,337 shares outstanding and entitled to vote. Abstentions and broker non-votes (discussed above) are included in determining whether a quorum is present. Thus, the holders of 8,904,779 shares must be present virtually or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy by Internet, telephone, or proxy card (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote over the Internet during the Annual Meeting. If there is no quorum, the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

Do I have appraisal rights?

Our stockholders are not entitled to dissenters’ or appraisal rights under the Delaware General Corporation Law with respect to any of the proposals being voted on.

How can I find out the results of the voting at the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting. In addition, we will publish final voting results in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

IMPORTANT INFORMATION IF YOU PLAN TO VIRTUALLY ATTEND THE ANNUAL MEETING

You must be able to show that you owned Avalo common stock on the Record Date, April 6, 2026, in order to gain admission to the Annual Meeting. When you log in to www.virtualshareholdermeeting.com/AVTX2026, you will be required to enter the 16-digit control number contained on your proxy card that evidences that you are a stockholder of record. Registration for the Annual Meeting will begin at 8:15 a.m. Eastern Time on June 2, 2026.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD

After review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards and the independence criteria set forth in our Corporate Governance Guidelines: Mr. Heffernan, Mr. Chan, Dr. Goldman, Dr. Jain, Mr. Kantoff, Dr. Kaplan, Mr. Lind and Ms. Truex. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Chan and Dr. Goldman each have informed the Board that they will not stand for re-election at the Annual Meeting. Their service on the Board, including all committees on which they serve, will end effective as of immediately prior to the Annual Meeting, at which time the size of the Board will be reduced from nine to seven directors.

In making those independence determinations, the Board took into account certain relationships and transactions that occurred in the ordinary course of business between the Company and entities with which some of its directors are or have been affiliated. The Board considered all relationships and transactions that occurred during any 12-month period within the last three fiscal years, including the participation by our directors and entities affiliated with our directors in various financing transactions with the Company, and determined that there were no relationships that would interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

Dr. Neil does not qualify as an independent director within the meaning of applicable Nasdaq listing standards and the independence criteria set forth in our Corporate Governance Guidelines because of his employment with the Company, which began in February 2020, and his appointment as Chief Executive Officer of the Company in February 2022.

BOARD LEADERSHIP STRUCTURE

The Company’s Board is currently chaired by Mr. Heffernan who was appointed Chairman of the Board in March 2025. Dr. Neil served as Chairman of the Board from August 2022 until March 2025, at which point the Company separated the role of Chairman of the Board from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board in its fundamental role advising and independently overseeing management. Although our bylaws and our corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board believes that having separate positions is an appropriate leadership structure for us at this time, and intends to maintain this separation. We believe our leadership structure is appropriate given the size of our Company (in terms of number of employees) and the historical experience and understanding of our Company and industry.

Our independent directors meet alone in executive session no fewer than two times per year. The Chairman of the Board may call additional executive sessions of the independent directors at any time, and the Chairman of the Board shall call an executive session at the request of a majority of the independent directors. The purpose of these executive sessions is to promote open and candid discussion among non-employee directors.

ROLE OF THE BOARD IN RISK OVERSIGHT

Our Board believes that risk management is an important part of establishing, updating and executing the Company’s business strategy. Our Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect the corporate strategy, business objectives, compliance, operations, and the financial condition and performance of the Company. Our Board focuses its oversight on the most significant risks facing the Company and its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board and its committees receive regular reports from members of the Company’s senior management on areas of material risk to the Company, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on the Company.

The Audit Committee of the Board, as part of its responsibilities, oversees the management of financial risks, including accounting matters, corporate tax positions, insurance coverage and cash investment strategy and results.
The Audit Committee is also responsible for overseeing the management of risks relating to the performance of the Company’s internal audit function, if required, and its independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures. Further, the Audit Committee oversees the Company’s Information Security Program to assess, identify, and manage cybersecurity risks. The Audit Committee receives, at least annually, information technology and cybersecurity reports to stay informed regarding current cybersecurity threats, the risk landscape, and mitigation strategies. The Compensation Committee of the Board is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. The Nominating and Corporate Governance Committee of the Board oversees the management of risks associated with our overall compliance and corporate governance practices, and the independence and composition of our Board. These committees provide regular reports to the full Board.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met five times during 2025. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of 2025 for which they were a director or committee member, respectively.

It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. Seven of our directors then holding office attended the 2025 Annual Meeting of Stockholders.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides the membership for each of these three Board committees as of the date of this Proxy Statement:

Name	Audit	Compensation	Nominating and Corporate Governance
Michael Heffernan
Garry Neil, M.D.
Mitchell Chan	X
Jonathan Goldman, M.D.
Rita Jain, M.D.	X
Aaron Kantoff		X*	X
Gilla Kaplan, Ph.D.			X
Kevin Lind	X*	X
Samantha Truex		X	X*

* Committee Chairperson

June Almenoff, M.D., Ph.D. served on the Board and served as a member of the Audit Committee until October 1, 2025.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the qualifications and independence of our independent auditors, and our internal financial and accounting controls. The Audit Committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent auditors, and our independent auditors report directly to the Audit Committee. The Audit Committee also prepares the audit committee report that the SEC requires to be included in our annual proxy statement.

The Audit Committee is currently composed of three directors: Mr. Lind (chair), Mr. Chan, and Dr. Jain. Mr. Lind joined the Audit Committee effective October 1, 2025 and was appointed as chair of the Audit Committee, effective January 1, 2026. Mr. Chan served as chair of the Audit Committee in 2025 and until January 1, 2026. Dr. Jain was appointed as a member of the Audit Committee effective January 1, 2026. Dr. Almenoff and Dr. Goldman served as members of the Audit Committee in 2025 and until October 1, 2025 and January 1, 2026, respectively.

The Board reviews the Nasdaq Listing Rules definition of independence for Audit Committee members annually and has determined that all members of the Audit Committee are independent as defined in Rule 5605(c)(2)(A)(i) of the Nasdaq Listing Rules. The Board has also determined that Mr. Lind qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made qualitative assessments of Mr. Lind’s level of knowledge and experience based on a number of factors, including formal education and experience. Previously, Mr. Chan served as the chair of the Audit Committee in 2025 and during such time, the Board had determined that Mr. Chan qualified as an “audit committee financial expert,” as defined in applicable SEC rules.

The Audit Committee met four times during 2025. The Board has adopted a written Audit Committee charter that is available to stockholders under the heading “Corporate Governance” on the Company’s website at ir.avalotx.com.

Report of the Audit Committee of the Board

The Company maintains an independent Audit Committee that operates under a written charter adopted by the Board. The Audit Committee’s charter is available on our website at ir.avalotx.com. All of the members of the Audit Committee are independent as defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq Listing Rules.

The Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, Ernst & Young LLP, the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Submitted by the Audit Committee:

Mr. Kevin Lind, Chair
Mr. Mitchell Chan
Dr. Rita Jain

Compensation Committee

The Compensation Committee approves the compensation objectives for the Company, approves the compensation of the principal executive officer and approves or recommends to our Board for approval the compensation of other executives. The Compensation Committee reviews all compensation components, including base salary, bonus, benefits and other perquisites.

The Compensation Committee is currently composed of three directors: Mr. Kantoff (chair), Ms. Truex and Mr. Lind. Mr. Lind was appointed as a member of the Compensation Committee effective January 1, 2026. Dr. Jain served on the Compensation Committee in 2025 until January 1, 2026.

The Board reviews the independence for Compensation Committee members annually and has determined that all members of the Compensation Committee, during their respective periods of service on the Compensation Committee, are independent as defined in Rule 5605(d)(2) of the Nasdaq Listing Rules and each is a non-employee member of our Board as defined in Rule 16b-3 under the Exchange Act.

The Compensation Committee met four times during 2025. The Board has adopted a written Compensation Committee charter that is available to stockholders under the heading “Corporate Governance” on the Company’s website at ir.avalotx.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for making recommendations to our Board regarding candidates for directorships and the structure and composition of our Board and the Board committees. In addition, the Nominating and Corporate Governance Committee is responsible for maintaining and recommending to our Board corporate governance guidelines applicable to the Company and advising our Board on corporate governance matters.

The Nominating and Corporate Governance Committee is currently composed of three directors: Ms. Truex (chair), Mr. Kantoff and Dr. Kaplan. The Board reviews the independence for the Nominating and Corporate Governance Committee members on an annual basis and has determined that all members of the Nominating and Corporate Governance Committee, during their respective periods of service on the Nominating and Corporate Governance Committee, are independent as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules.

The Nominating and Corporate Governance Committee met six times during 2025. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available under the heading “Corporate Governance” on the Company’s website at ir.avalotx.com.

Other Board Committees

Science and Technology Advisory Committee

The Science and Technology Advisory Committee (“SATAC”) is responsible for periodically reviewing, and advising management on, matters relating to the Company’s strategic direction and investment in research, development and technology, and periodically advising and reporting to the Board on such matters. In addition, the SATAC also advises management and the Board on matters relating to identifying and evaluating significant emerging trends and issues in science and technology and considering the potential impact of such on the Company. The SATAC is currently composed of three directors: Dr. Jain (chair), Dr. Goldman, and Dr. Kaplan.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders who wish to communicate with members of our Board, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at 1500 Liberty Ridge Drive, Suite 321, Wayne, Pennsylvania 19087. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of the correspondence.

CODE OF ETHICS

The Company has adopted the Avalo Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees (the “Code of Ethics”). The Code of Ethics is available under the heading “Corporate Governance” on the Company’s website at ir.avalotx.com. If the Company makes any substantive amendments to the Code of Ethics or grants any waiver from a provision of the Code of Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

In June 2015, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines (the “Guidelines”) to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The Guidelines were amended by the Board in August 2019.

The Guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Guidelines set forth the practices the Board intends to follow with respect to Board composition and selection, the role of the Board, director orientation and education, Board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and Board committees and compensation. The Guidelines, as well as the charters for each committee of the Board, may be viewed under the heading “Corporate Governance” at ir.avalotx.com.

Insider Trading Policy

Additionally, the Company has adopted an insider trading policy (the “Insider Trading Policy”) governing the purchase, sale, and other dispositions of Company securities by its directors, officers, employees, and the Company itself. The Insider Trading Policy also strongly discourages employees, consultants, officers and directors from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts or other inherently speculative transactions with respect to the Company’s stock at any time. The Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, regulations and any listing standards. A copy of our Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board currently consists of nine members, each of whom serves until the next annual meeting of stockholders or until a successor has been elected and qualified. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors in office. A director elected by the Board to fill a vacancy, including vacancies created by an increase in the number of directors, shall serve for the remainder of the year term and until the director’s successor is duly elected and qualified. Mr. Chan and Dr. Goldman each have informed the Board that they will not stand for re-election at the Annual Meeting. Their service on the Board, including all committees on which they serve, will end effective as of immediately prior to the Annual Meeting. Following this, the Board will consist of seven members, each of whom will serve until the 2027 Annual Meeting of Stockholders or until their successor has been elected and qualified. We thank Mr. Chan and Dr. Goldman for their service on the Board.

Pursuant to the terms of the Series D preferred stock and the Series E preferred stock issued in the private placement transaction in March 2024, the holders of the Series D preferred stock and Series E preferred stock, acting exclusively and as separate classes, each have the right, but not the obligation, to designate and appoint one individual each to serve as a director on the Board. Mr. Kantoff was appointed by the holders of the Series D preferred stock in March 2024. The holders of the Series E preferred stock have not appointed anyone to the Board.

Process for Selecting and Nominating Directors

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management; having sufficient time to devote to the affairs of the Company; demonstrating excellence in his or her field; having the ability to exercise sound business judgment; and having the commitment to rigorously represent the long-term interests of the Company’s stockholders, among other things. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also considers whether the nominee would be an independent director under the Company’s Corporate Governance Guidelines, Nasdaq listing standards and applicable law. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, an executive search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders to be included in next year’s proxy materials pursuant to SEC Rule 14a-8. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Corporate Secretary, Avalo Therapeutics, Inc., 1500 Liberty Ridge Drive, Suite 321, Wayne, Pennsylvania 19087. The Corporate Secretary must receive the stockholder nominations no later than 5:00 p.m., Eastern Time, on December 11, 2026 to be included in the proxy materials for, and considered for candidacy at, the 2027 Annual Meeting; provided, however, that in the event that the date of the 2027 Annual Meeting is changed by more than 30 days from the anniversary of the 2026 Annual Meeting, notice must be received by us a reasonable time before we begin to print and mail the proxy materials for the 2027 Annual Meeting.

Our bylaws also permit stockholders to nominate director candidates for consideration at the 2027 Annual Meeting, but not to have the nomination considered for inclusion in the proxy materials for that meeting. Stockholders wishing to nominate director candidates can do so by writing to Corporate Secretary, Avalo Therapeutics, Inc., 1500 Liberty Ridge Drive, Suite 321, Wayne, Pennsylvania 19087, giving the information required in our bylaws, including, among other things (i) the full name, address and age of the proposed nominee, (ii) the proposed nominee’s principal occupation or employment, (iii) the class and number of shares of capital stock of the Company owned of record and beneficially by such proposed nominee, (iv) the date or dates on which such shares were acquired and the investment intent of such acquisition and (v) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved). You may contact our Corporate Secretary at the address above to obtain a copy of the relevant bylaw provisions regarding the requirements for making stockholder nominations. The Corporate Secretary must receive stockholder nominations between February 2, 2027 and March 4, 2027 to be considered for candidacy at the 2027 Annual Meeting; provided, however, that in the event that the date of the 2027 Annual Meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the 2026 Annual Meeting, notice must be received not earlier than 120 days prior to the 2027 Annual Meeting and not later than 90 days prior to the 2027 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting is first made.

The Company intends to nominate each of the individuals named below to serve as directors on our Board until their successor is duly elected and qualified at the 2027 Annual Meeting of Stockholder or, if earlier, his or her death, resignation, or removal. As noted above, two of our directors, Mr. Chan and Dr. Goldman have notified our Board that they will not stand for re-election at the Annual Meeting. Their service on the Board, including all committees of the Board on which they serve, will end effective as of immediately prior to the Annual Meeting. Following this, the Board will consist of seven members, each of whom will serve until the 2027 Annual Meeting of Stockholders or until their successor has been elected and qualified. Each of the proposed nominees has consented to stand for election as a member of our Board, and the Company’s management has no reason to believe that any nominee will be unable to serve. Each of the nominees are currently a director of the Company. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board.

The following sets forth certain information regarding the proposed nominees, including each director’s specific experience, skills and qualifications. The Board believes that the combination of the various experiences, skills and qualifications represented contributes to an effective and well-functioning Board and that the nominees possess the qualifications to provide meaningful oversight of the Company’s business and strategy.

Directors Nominated for Election at the Annual Meeting:

Name	Age	Director Since	Position(s) with Avalo
Michael Heffernan	61	March 2025	Chairman of the Board of Directors
Garry Neil, M.D.	72	June 2022	Director, Chief Executive Officer
Rita Jain, M.D.	63	June 2025	Director
Aaron Kantoff	40	March 2024	Director
Gilla Kaplan, Ph.D.	78	October 2020	Director
Kevin Lind	50	October 2025	Director
Samantha Truex	55	March 2024	Director

The following is a brief biography of our director nominees, each of whom is currently a director:

Michael Heffernan. Mr. Heffernan has served as the Chairman of the Board since March 2025. Mr. Heffernan is a seasoned biopharmaceutical executive and entrepreneur with over 30 years of experience in the industry. He is the Founder and has served as Chairman Emeritus of Collegium Pharmaceutical, Inc. (“Collegium”) (Nasdaq: COLL) since May 2025, and has previously served in multiple roles at Collegium, including as its President and Chief Executive Officer between October 2003 to July 2018, as Interim CEO between May 2024 to November 2024, and as chairman of the board between October 2003 to May 2025. Mr. Heffernan previously was Chairman and Chief Executive Officer at Onset Dermatologics, Inc., a commercial stage dermatology company that he founded and spun out of Collegium to create PreCision Dermatology, Inc. (acquired by Valeant), as well as the co-founder and Chief Executive Officer of Clinical Studies Ltd., a pharmaceutical contract research organization (acquired by PhyMatrix Corp.). Mr. Heffernan began his career at Eli Lilly and Company where he served in numerous sales and marketing roles. Currently, Mr. Heffernan serves as board member of several privately-held companies, including K36 Therapeutics, Inc., since November 2022, as well as Chairman of the board of directors at several privately-held companies, including NMD Pharma A/S since December 2022, Par Health, Inc., since November 2025 and AAVantgarde Bio, Inc., since October 2023. Mr. Heffernan is a board member of Biohaven (NYSE: BHVN) since September 2022, Trevi Therapeutics, Inc. (Nasdaq: TRVI) since May 2017, EnGene Holdings,, Inc. (Nasdaq: ENGN), since July 2025 and previously served as a member of the board of directors at Synlogic, Inc. (Nasdaq: SYBX) between December 2020 to February 2025. He holds a Bachelor of Science in Pharmacy from the University of Connecticut and is a registered pharmacist. Our Board believes that Mr. Heffernan’s extensive experience in building and leading biopharmaceutical companies, executing successful exits, and driving shareholder value makes him a valuable member of our Board.

Garry Neil, M.D. Dr. Neil has served as the President and Chief Executive Officer of the Company since February 2022 and has served on our Board since June 2022. Dr. Neil previously served as Chairman of our Board from August 2022 until March 2025 and from March 2020 to February 2022, Dr. Neil served as our Chief Scientific Officer. Dr. Neil joined the Company as Chief Medical Officer in February 2020, when Aevi Genomic Medicine, Inc. (“Aevi”) was acquired by the Company (the “Aevi Merger”). Dr. Neil served as Chief Scientific Officer of Aevi from September 2013 until the Aevi Merger closed in February 2020. From September 2012 to September 2013, Dr. Neil was a Partner at Apple Tree Partners, a life sciences private equity fund. From July 2002 to August 2012, he held a number of senior positions at Johnson & Johnson, including Corporate VP of Science & Technology from November 2007 to August 2012, and Group President at Johnson & Johnson Pharmaceutical Research and Development from September 2005 to November 2007. Prior to joining Johnson & Johnson, he held senior positions at AstraZeneca, EMD Pharmaceuticals Inc. and Merck KGaA. Under his leadership, a number of important new medicines for the treatment of cancer, anemia, infections, central nervous system and psychiatric disorders, pain, and genitourinary and gastrointestinal diseases gained initial or expanded approvals. Since June 2022, Dr. Neil has served on the board of Celldex Therapeutics, Inc. (Nasdaq: CLDX). Previously, Dr. Neil served on the board of directors of Arena Pharmaceuticals, Inc. (previously, Nasdaq: ARNA) from March 2017 until it was acquired by Pfizer Inc. (NYSE: PFE) in March 2022, of Zura Bio Ltd. (Nasdaq: ZURA) between January 2023 to November 2023 and GTx, Inc. (previously Nasdaq: GTXI) between August 2016 to May 2019. Dr. Neil also served on the board of directors of the Reagan Udall Foundation and the Center for Discovery and Innovation between 2007 to 2021 and was also the past founding chairman and board member of TransCelerate Biopharma, Inc., between 2012 to 2019. He is a past Chairman of the Pharmaceutical Research and Manufacturers Association (“PhRMA”) Science and Regulatory Executive Committee and the PhRMA Foundation Board, as well as a past member of the Foundation for the U.S. National Institutes of Health (“NIH”) and the Science Management Review Board of the NIH. Dr. Neil holds a B.S. from the University of Saskatchewan and an M.D. from the University of Saskatchewan College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic. Our Board believes that Dr. Neil’s wealth of scientific and medical training combined with his substantial leadership skills and board experience makes him a valuable member of our Board.

Rita Jain, M.D. Dr. Jain has served on our Board since June 2025. Dr. Jain is a Rheumatologist who brings over two decades of leadership experience in biopharmaceutical development, clinical strategy, and regulatory affairs across multiple therapeutic areas, including immunology, inflammation, nephrology, and rare diseases. She most recently served on the board of directors (between 2019 to 2022) and as Executive Vice President and Chief Medical Officer (from 2021) at ChemoCentryx, Inc. (previously, Nasdaq: CCXI), a biopharmaceutical company that focused on therapeutics for the treatment of inflammatory and autoimmune diseases and cancer, where she advanced development and supported commercialization of Tavneos® (avacopan), a first-in-class treatment for ANCA-associated vasculitis, and supported the company’s acquisition by Amgen in 2022. Prior to that, she was Senior Vice President and Chief Medical Officer at Akebia Therapeutics, Inc. (Nasdaq: AKBA) from 2017 to 2019. Additionally, Dr. Jain held key leadership positions at Abbott Laboratories, Inc. (NYSE: ABT) between 2003 to 2012, AbbVie, Inc. (Nasdaq: ABBV) between 2013 to 2016, Pfizer, Inc. (NYSE: PFE), Heartwood Biopharma Group between 2021 to 2023 and Immunovant, Inc. (Nasdaq: IMVT) in 2021, overseeing global development programs, regulatory interactions, and clinical operations for multiple therapeutic candidates. Currently, she serves on the boards of Celldex Therapeutics, Inc. (Nasdaq: CLDX) since February 2023, AnaptysBio, Inc.

(Nasdaq: ANAB) since April 2023 and SAB Biotherapeutics, Inc. (Nasdaq: SABS) since January 2026. Dr. Jain previously served as an advisory board member at AM-Pharma B.V. between 2020 to 2023 and at Prevention Bio, Inc., from January 2023 until its acquisition by Sanofi in April 2023. Dr. Jain received her M.D. from the State University of New York at Stony Brook School of Medicine and completed her residency in internal medicine at Staten Island University Hospital, followed by a fellowship in rheumatology at North Shore University Hospital and a Clinical Research Fellowship at the University of Texas Southwestern Medical Center, Dallas. Our Board believes that Dr. Jain’s extensive experience spanning clinical development, regulatory strategy, and executive leadership at multiple development-stage biopharma companies make her a valuable member of our Board.

Aaron Kantoff. Mr. Kantoff has served on our Board since March 2024. Since January 2022, Mr. Kantoff is co-founder and managing partner of Scion Life Sciences Management, LLC, a New York City-based life sciences venture capital firm dedicated to founding and building exceptional biotechnology companies. Most recently, between April 2022 to November 2025, he has served on the board of directors of Tourmaline Bio, Inc. (Nasdaq: TRML), a biotechnology company focused on autoimmune diseases. Mr. Kantoff was a co-founder and board director of RayzeBio, Inc. (Nasdaq: RYZB) from April 2020 until January 2024. Previously, he was a venture partner at Medicxi Ventures (UK) LLP (“Medicxi”), an investment firm focused on the life sciences sector. During his time as venture partner at Medicxi, he served on the board of directors of Centessa Pharmaceuticals plc (Nasdaq: CNTA) from November 2020 to July 2022. From August 2011 until April 2019, Mr. Kantoff served as a partner at Apple Tree Partners (“ATP”), a biotechnology venture capital firm. During his time at ATP, Mr. Kantoff was a board member of Syntimmune, Inc. (acquired by Alexion Pharmaceuticals, Inc. (formerly Nasdaq: PALXN), which was subsequently subject to a tender offer by a third party), Corvidia Therapeutics, Inc. (acquired by Novo Nordisk A/S (NYSE: NVO)), Akero Therapeutics, Inc. (previously Nasdaq: AKRO), as well as other privately-held and publicly traded biotechnology companies. Prior to joining ATP, Mr. Kantoff held roles in private equity and investment banking. Mr. Kantoff received a B.S. in finance and international business from the New York University Leonard N. Stern School of Business. Our Board believes that Mr. Kantoff’s prior board experience and his extensive experience in the venture capital and life sciences industries makes him a valuable member of our Board.

Gilla Kaplan, Ph.D. Dr. Kaplan has served on our Board since October 2020. She has spent her career as an academic research scientist leading her laboratory in investigations focusing on human disease, and exploring novel experimental medicine approaches that modulate the immune response for disease control. Dr. Kaplan’s work has encompassed developing a deep understanding of the cellular immune response and how to harness it for host adjunctive therapies. She is the co-founder and served as the Chief Research Officer of Gilrose Pharmaceuticals, Inc. Previously, from July 2018 until December 2020, Dr. Kaplan was Senior Advisor at the Bill and Melinda Gates Medical Research Institute and was the Director of the Global Health Program, Tuberculosis, at the Bill and Melinda Gates Foundation (“BMGF”) from January 2014 until April 2018. Building on her 20-year research experience at Rockefeller University in New York City and then 10-year research experience at the Public Health Research Institute Center at the University of Medicine and Dentistry of New Jersey, she led the reshaping of the tuberculosis program at BMGF. Dr. Kaplan is the recipient of multiple grants from the U.S. National Institutes of Health-National Institute of Allergy and Infectious Diseases and other funding organizations for her research. Dr. Kaplan currently serves as a member of the board of directors of Tyra Biosciences, Inc. (Nasdaq: TYRA) and previously served as a member of the board of directors of Celgene Corporation (previously Nasdaq: CELG). Dr. Kaplan received her B.Sc. in Microbiology and Physiology from the Hebrew University, Jerusalem, Israel and her M.Sc. and her Ph.D. in Cellular Immunology from the University of Tromso, Norway. Our Board believes that Dr. Kaplan’s academic and industry experience in immunology makes her a valuable member of Board.

Kevin Lind. Mr. Lind has served on our Board since October 2025. Mr. Lind recently served as the President and Chief Executive Officer Longboard Pharmaceuticals, Inc. (previously Nasdaq: LBPH), a clinical-stage biopharmaceutical company dedicated to developing transformative medicines for neurological conditions, and as a member of Longboard’s board of director from between February 2020 until December 2024 when Longboard was acquired by H. Lundbeck A/S. Prior to co-founding Longboard Pharmaceuticals, Mr. Lind served as EVP and Chief Financial Officer during the turnaround of Arena Pharmaceuticals, Inc. (previously Nasdaq: ARNA), which was later acquired by Pfizer in 2022, from 2016 to 2020. During his tenure as an executive leader at these organizations, he successfully raised over $1.1 billion in equity capital, secured valuable business development partnerships, spun out two organizations, and was instrumental in activities resulting in the successful acquisitions of both companies. At Longboard, Mr. Lind also led the innovative drug development strategies resulting in the conceptualization of a novel medical indication and securing of Breakthrough Therapy designation from the U.S. FDA for a Phase 3 neurological drug candidate for developmental and epileptic encephalopathies. Prior to Arena, Mr. Lind focused on healthcare investing at TPG Special Situations Partners from 2009 to 2016 and at TPG-Axon from 2006 to 2008. He served in various capacities as a healthcare investment banker at Lehman Brothers, Inc., a former global financial services firm, from 1998 to 2002 and 2004 to 2006. Currently, Mr. Lind serves as board member of several privately-held companies, including Apnimed, Inc., since March 2025 and Cavalry Biosciences, Inc., since September 2025 and has previously served as a member of the board of directors at Ceek Women’s Health between November 2021 to January 2024. Mr. Lind received a B.S. from Stanford University in Biological Sciences and an MBA from UCLA Anderson School of Management. Our Board believes that Mr. Lind’s leadership experience notably in financial and corporate strategy and business development execution makes him a valuable member of our Board.

Samantha Truex. Ms. Truex has served on our Board since March 2024. Ms. Truex is a seasoned biotech executive with almost 30 years of industry experience. Since May 2025, she has served as Chief Executive Officer of Oblenio Bio, Inc., a portfolio company launched by Aditum. Previously, Ms. Truex was the founding chief Executive Officer of Upstream Bio, Inc., a clinical-stage biotechnology company developing treatments for inflammatory diseases, from October 2021 to March 2024, and the Chief Executive Officer of Quench Bio, Inc. from August 2018 to March 2021. Ms. Truex served as the Chief Operating Officer and Head of Corporate Development at Synlogic Therapeutics, Inc. from December 2016 to June 2017, where she led the company through a reverse merger with Mirna Therapeutics, Inc. and served as Chief Business Officer of Padlock Therapeutics, Inc. from September 2014 to June 2016, where she led the sale of the company to Bristol Myers Squibb. Previously, Ms. Truex was Vice President of Corporate Development at Biogen Inc. (Nasdaq: BIIB) where she led transactional business development activities and served as program executive for now-marketed products FAMPYRA®, ELOCTATE™ and ALPROLIX™. Ms. Truex also previously worked in Corporate Development at Genzyme, Chiron Diagnostics and in consulting for Health Advances. She was also an Entrepreneur in Residence at Atlas Venture from October 2014 to August 2021. Since June 2022, Ms. Truex has served on the board of Artios Pharma Limited, privately-held life sciences company, and has previously served on the boards of Hotspot Therapeutics, Inc. from 2018 to 2022, iPierian, Inc. from 2012 until its acquisition by Bristol Myers Squibb in 2014 and True North Therapeutics from 2012 to 2014. Ms. Truex earned a B.A. in biology from Dartmouth College, a B.E. in biomedical engineering from the Thayer School at Dartmouth and an MBA from the Tuck School at Dartmouth. Ms. Truex is the chair emeritus of the Board of Advisors for Thayer School of Engineering at Dartmouth and is a member of the Board of Advisors for Life Science Cares. Our Board believes that Ms. Truex’s experience leading successful life science companies, as well as her experience in business and corporate development, makes her a valuable member of our Board.

Required Vote

Provided there is a quorum for the Annual Meeting, the director nominees receiving the highest number of affirmative votes of our common stock present or represented and entitled to be voted for them will be elected as directors. Votes withheld will have no legal effect on the election of directors. Under applicable exchange rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. As such, broker non-votes will have no effect on the outcome of this Proposal 1.

The Board unanimously recommends that stockholders vote “FOR” each of the nominees listed above.

DIRECTOR COMPENSATION
We have adopted a compensation policy for our non-employee directors (the “Director Compensation Policy”). The Director Compensation Policy was most recently amended effective June 17, 2025 after consultation with an independent, external compensation consultant, Radford, an Aon Company.

Under our Director Compensation Policy, we pay our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. The chairman of the board and the chairman of each committee receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director was not serving on our Board or on such committee. The fees paid to non-employee directors in 2025 as a retainer for service on the Board and for service on each committee of the Board on which the director was a member were as follows:

	Member Annual Fee	Chairman Annual Fee
Board of Directors	$40,000	$80,000
Audit Committee	$10,000	$20,000
Compensation Committee	$6,500	$13,000
Nominating and Corporate Governance Committee	$5,000	$10,000
Science and Technology Advisory Committee	$7,500	$15,000

Each non-employee director may make an election to receive all or part of his or her annual cash retainer in the form of fully vested stock options to purchase shares of the Company’s common stock. Elections must be made in multiples of 5% of an Eligible Director’s aggregate cash retainer. The stock options will be granted on the date on which the cash would have otherwise been paid, with an exercise price per share equal to the last reported sale price of the common stock on the Nasdaq Capital Market on the date of grant or, if such grant date is not a trading date, on the last trading date prior to the grant date, and with a term of ten years from the date of grant (subject to earlier termination in connection with a termination of service). The actual number of shares subject to the stock options will be determined so that the options have a “fair value” on the date of grant, using a Black-Scholes or binomial valuation model consistent with the methodology.

The Company reimburses non-employee directors for reasonable expenses incurred in connection with attending Board and committee meetings.

In addition, under our Director Compensation Policy, each of our non-employee directors is eligible to receive initial grants in connection with their appointment or election to the Board, as well as an annual grant on the date of each annual meeting. The number of shares underlying the stock option grants that non-employee directors are entitled to receive under the Director Compensation Policy are set forth in the table below. In 2025, each eligible non-employee director received the applicable grant unless noted below:

	Director (Non-Chairman of the Board)	Chairman of the Board
Initial Grant(1)	40,200	59,000	(3)
Annual Grant(2)	20,100	29,500

(1) The initial stock option grant vests in three substantially equal annual installments over three years commencing on the first anniversary of the grant date.

(2) The annual stock option grant vests in full on the first anniversary of the grant date, in each case, subject to continued service from the date of grant until the applicable vesting dates.

(3) The number of shares underlying the initial stock option grant for the chairman of the board was previously 50,000 options, which was the amount granted to Mr. Heffernan upon his appointment as chairman of the board. This amount was updated to 59,000 shares effective June 17, 2025.

All fees under the director compensation policy are paid on a quarterly basis and no per meeting fees are paid. The Company reimburses non-employee directors for reasonable expenses incurred in connection with attending Board and committee meetings.

The following table sets forth information regarding the total compensation paid to the Company’s non-employee directors in 2025. The compensation amounts presented in the table below are historical and are not indicative of the amounts the Company may pay directors in the future. Directors who are also Company employees receive no additional compensation for their services as directors and are not included in the table below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Option Awards(2)(3) ($)	Total ($)
Michael Heffernan(4)	$61,573	$—	$448,005	$509,578
June Almenoff, M.D., Ph.D.(5)	$47,917	$61,810	$258,004	$367,731
Mitchell Chan	$63,018	$—	$70,973	$133,991
Jonathan Goldman, M.D.	$57,500	$—	$70,973	$128,473
Rita Jain, M.D.(6)	$2,196	$—	$175,383	$177,579
Aaron Kantoff	$58,000	$—	$70,973	$128,973
Gilla Kaplan, Ph.D.	$55,982	$—	$70,973	$126,955
Kevin Lind(7)	$—	$—	$456,488	$456,488
Samantha Truex	$56,500	$—	$70,973	$127,473

(1) The amounts reflect cash fees earned for services rendered in fiscal year 2025.

(2) The amounts reflect the aggregate grant date fair value for option awards or stock awards granted or modified during 2025 in accordance with ASC 718, excluding the estimate of forfeitures. The assumptions used in valuing these options are described in Note 12 to our consolidated financial statements for the year ended December 31, 2025. Compensation will only be realized to the extent the market price of our common stock is greater than the exercise price of such option award. The amounts reported for Dr. Almenoff include modification expenses recognized in connection with the acceleration of her restricted stock units and acceleration and exercise period extension of her stock options, upon her resignation in October 2025.

(3) As of December 31, 2025, each director held options to purchase shares of the Company’s common stock and outstanding stock awards as follows:

Name	Stock Awards Held at December 31, 2025 (#)	Option Awards Held at December 31, 2025 (#)
Michael Heffernan	—	79,500
June Almenoff, M.D., Ph.D.	—	44,791
Mitchell Chan	6,333	44,756
Jonathan Goldman, M.D.	6,333	36,500
Rita Jain, M.D.	—	42,815
Aaron Kantoff	6,333	44,700
Gilla Kaplan, Ph.D.	6,333	44,818
Kevin Lind	—	41,048
Samantha Truex	6,333	44,700

(4) Mr. Heffernan joined our Board in March 2025.

(5) Dr. Almenoff served on our Board through October 1, 2025. Upon her resignation from the Board, her outstanding options accelerated in full and the exercisability period was extended until September 30, 2026, and her restricted stock units accelerated in full.

(6) Dr. Jain joined our Board in June 2025.

(7) Mr. Lind joined our Board in October 2025.

PROPOSAL 2

APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL

Our Board is seeking stockholder approval, as required by Section 12(a) of the Amended and Restated 2016 Employee Stock Purchase Plan (the “ESPP”), to approve the second amendment and restatement of the ESPP to:

•Add a limit to the maximum number of shares that may be automatically added to the Employee Stock Purchase Plan each year; and
•Extend the automatic annual increase in the shares reserved under the 2016 Employee Stock Purchase Plan through January 1, 2036.

The amendments discussed above are the only amendments being made to the ESPP through this Employee Stock Purchase Plan Proposal that require stockholder approval. We are adding the limit to the annual evergreen to ensure that the ESPP qualifies as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). We are also making technical amendments to expressly allow tax withholding by the Company with respect to ESPP participants.

After careful consideration, on April 2, 2026, our Board unanimously approved, and recommends that our stockholders approve, the Avalo Therapeutics, Inc. Second Amended and Restated 2016 Employee Stock Purchase Plan (the “Second Amended and Restated ESPP”) attached hereto as Appendix A.

Employee Stock Purchase Plan Background

The ESPP was originally adopted by the Board on April 5, 2016, and approved by the stockholders on May 18, 2016. The ESPP was amended and restated by the Board on June 4, 2024 and approved by the stockholders August 13, 2024.

The ESPP allows us to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

We amended and restated the ESPP in 2024 in order to (i) increase the number of shares available for issuance under the ESPP and (ii) to provide that the annual increase under the ESPP would be calculated as 1% of our outstanding shares of common stock and Series C preferred stock (determined on an as-converted to common stock basis) plus all outstanding prefunded warrants to acquire shares of common stock (if any), as of December 31st of the preceding calendar year (the “Annual Increase”). We are proposing to adopt this Second Amended and Restated ESPP to provide a limit on the maximum number of shares that can be added to the ESPP pursuant to the Annual Increase each year. Adding a limit to the Annual Increase will ensure that the ESPP qualifies as an “employee stock purchase plan” under Section 423 of the Code. Operating a qualified ESPP will continue to support the Company’s balanced approach to employee compensation, in which the Company uses a mix of components, including stock awards, to facilitate management decisions that favor longer-term stability.

As of April 6, 2026, approximately thirty-five employees are eligible to participate in the ESPP. The closing price of the Company’s shares on The NASDAQ Capital Market on April 6, 2026 was $16.27.

Description of the Amended and Restated 2016 Employee Stock Purchase Plan

The material features of the ESPP, as proposed to be amended and restated, are described below. Stockholders are urged to read the actual text of the Second Amended and Restated ESPP in its entirety, which is attached hereto as Appendix A.

Purpose

The purpose of the ESPP is to provide a convenient means by which our employees may acquire an equity interest in the Company through payroll deductions, to assist us in retaining the services of our employees, to secure and retain the services of new employees and to provide incentives for such persons to exert maximum efforts for our success. The rights to purchase common stock granted under the ESPP are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

Administration

Our Board has the power to administer the ESPP and may also delegate administration of the ESPP to a committee comprised of one or more members of our Board. Our Board has delegated administration of the ESPP to our Compensation Committee, but may, at any time, revest in itself some or all of the powers previously delegated to our Compensation Committee. Our Board and our Compensation Committee are each considered to be a Plan Administrator for purposes of this proposal. The Plan Administrator has the final power to construe and interpret both the ESPP and the rights granted under it. The Plan Administrator has the power, subject to the provisions of the ESPP, to determine when and how rights to purchase our common stock will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any of our parent or subsidiary companies will be eligible to participate in the ESPP.

Stock Subject to the ESPP

Subject to adjustment for certain changes in our capitalization, the maximum number of shares of our common stock that may be issued under the ESPP would be 961,608 shares after giving effect to the automatic increase that occurred on January 1, 2025 and January 1, 2026, but without giving effect to the automatic annual increase, discussed in the next sentence. The number of shares of our common stock available under the ESPP will automatically increase on January 1st of each year, for a period of up to ten years, commencing on January 1, 2027 and ending on (and including) January 1, 2036, in an amount equal to the lesser of (i) 1% of the total number of shares of common stock and Series C preferred stock (determined on an as-converted to common stock basis) outstanding, plus all outstanding prefunded warrants to acquire shares of common stock (if any), as of December 31st of the preceding calendar year and (ii) 4,000,000 shares; however, the Board or Compensation Committee may act prior to January 1st of a given year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of common stock than would otherwise occur pursuant to the automatic increase.

If any rights granted under the ESPP terminate without being exercised in full, the shares of common stock not purchased under such rights again become available for issuance under the ESPP. The shares of common stock issuable under the ESPP will be shares of authorized but unissued or reacquired common stock, including shares repurchased by us on the open market.

Offerings

The ESPP will be implemented through periodic offerings of rights to purchase our common stock to all eligible employees. The Plan Administrator will determine the duration of each offering period, provided that in no event may an offering period exceed 27 months. The Plan Administrator may establish separate offerings which vary in terms (although not inconsistent with the provisions of the ESPP or the requirements of applicable laws). Each offering period will have one or more purchase dates, as determined by the Plan Administrator prior to the commencement of the offering period. The Plan Administrator has the authority to alter the terms of an offering prior to the commencement of the offering period, including the duration of subsequent offering periods. When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on each purchase date within the offering period. On the purchase date, all contributions collected from the participant are automatically applied to the purchase of our common stock, subject to certain limitations (which are described further below under “Eligibility”).

The Plan Administrator has the discretion to structure an offering so that if the fair market value of our common stock on any purchase date during the offering period is less than or equal to the fair market value of our common stock on the first day of the offering period, then that offering will terminate immediately following the purchase of shares of our common stock on such purchase date, and the participants in such terminated offering will be automatically enrolled in a new offering that begins immediately after such purchase date.

Eligibility

The Plan Administrator determines who is eligible to participate in the ESPP, in accordance with the terms of the ESPP and applicable law. Generally, any individual who is employed by us (or by any of our parent or subsidiary corporations if such corporation is designated by the Plan Administrator as eligible to participate in the ESPP) may participate in offerings under the ESPP, provided such individual has been employed by us (or our parent or subsidiary, if applicable) for such continuous period preceding the first day of the offering period as the Plan Administrator may require, but in no event may the required period of continuous employment be equal to or greater than two years. In addition, the Plan Administrator may provide that an employee will not be eligible to be granted purchase rights under the ESPP unless such employee is customarily employed for more than 20 hours per week and five months per calendar year. The Plan Administrator may also provide in any offering that certain of our employees who are “highly compensated employees” as defined in the Code are not eligible to participate in the ESPP.

No employee will be eligible to participate in the ESPP if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of our stock or of any of our parent or subsidiary companies, including any stock which such employee may purchase under all outstanding purchase rights and options. In addition, no employee may be granted purchase rights that would permit the employee to purchase more than $25,000 worth of our common stock (determined based on the fair market value of the shares at the time such rights are granted) under all our qualified employee stock purchase plans and any qualified employee stock purchase plans of our parent or subsidiary companies for each calendar year during which such rights are outstanding.

If this proposal is approved by our stockholders, all of our approximately thirty-five employees as of April 6, 2026, will be eligible to participate in the ESPP, except as otherwise determined by the Plan Administrator as permitted by the terms of the ESPP.

Participation in the ESPP

An eligible employee may enroll in the ESPP by delivering to us, prior to the date selected by the Plan Administrator as the beginning of an offering period, an agreement authorizing contributions which may not exceed the maximum amount specified by the Plan Administrator, but in any case which may not exceed 15% of such employee's earnings during the offering period. Each participant will be granted a separate purchase right for each offering in which he or she participates. Unless an employee's participation is discontinued, his or her purchase right will be exercised automatically at the end of each purchase period at the applicable purchase price.

Purchase Price

The purchase price per share at which shares of our common stock are sold on each purchase date during an offering period will not be less than the lower of (i) 85% of the fair market value of a share of our common stock on the first day of the offering period or (ii) 85% of the fair market value of a share of our common stock on the purchase date. As of April 6, 2026, the closing price of our common stock as reported on the NASDAQ Capital Market was $16.27 per share.

Payment of Purchase Price; Payroll Deductions

The purchase of shares during an offering period generally will be funded by a participant’s payroll deductions accumulated during the offering period. A participant may change his or her rate of contributions, as determined by the Plan Administrator in the offering. All contributions made for a participant are credited to his or her account under the ESPP and deposited with our general funds.

Purchase Limits

In connection with each offering made under the ESPP, the Plan Administrator may specify (i) a maximum number of shares of our common stock that may be purchased by any participant pursuant to such offering, (ii) a maximum number of shares of our common stock that may be purchased by any participant on any purchase date pursuant to such offering, (iii) a maximum aggregate number of shares of our common stock that may be purchased by all participants pursuant to such offering, and/or (iv) a maximum aggregate number of shares of our common stock that may be purchased by all participants on any purchase date pursuant to such offering. If the aggregate purchase of shares of our common stock issuable upon exercise of purchase rights granted under such offering would exceed any such maximum aggregate number, then the Plan Administrator will make a pro rata allocation of available shares in a uniform and equitable manner.

Withdrawal

Participants may withdraw from an offering by delivering a withdrawal form to us and terminating their contributions. Such withdrawal may be elected at any time prior to the end of an offering, except as otherwise provided by the Plan Administrator. Upon such withdrawal, we will distribute to the employee his or her accumulated but unused contributions without interest, and such employee's right to participate in that offering will terminate. However, an employee's withdrawal from an offering does not affect such employee's eligibility to participate in any other offerings under the ESPP.

Termination of Employment

A participant’s rights under any offering under the ESPP will terminate immediately if the participant either (i) is no longer employed by us or any of our parent or subsidiary companies (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. In such event, we will distribute to the participant his or her accumulated but unused contributions without interest.

Restrictions on Transfer

Rights granted under the ESPP are not transferable except by will, by the laws of descent and distribution, or if permitted by us, by a beneficiary designation. During a participant’s lifetime, such rights may only be exercised by the participant.

Changes in Capitalization

In the event of certain changes in our capitalization, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the ESPP; (ii) the class(es) and maximum number of securities by which the share reserve it to increase automatically each year; (iii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding offerings and purchase rights; and (iv) the class(es) and number of securities that are the subject of any purchase limits, if any, under each ongoing offering.

Effect of Certain Corporate Transactions

In the event of a corporate transaction (as defined in the ESPP and described below), (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding purchase rights granted under the ESPP or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the corporate transaction) for such outstanding purchase rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such outstanding purchase rights or does not substitute similar rights for such outstanding purchase rights, then the participants' accumulated contributions will be used to purchase shares of our common stock within ten business days prior to the corporate transaction under such purchase rights, and such purchase rights will terminate immediately after such purchase.

For purposes of the ESPP, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 50% of our outstanding securities; (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of such transaction.

Duration, Amendment and Termination

The Plan Administrator may amend or terminate the ESPP at any time. However, except in regard to certain capitalization adjustments, any such amendment must be approved by our stockholders if such approval is required by applicable law or listing requirements.

Any outstanding purchase rights granted before an amendment or termination of the ESPP will not be materially impaired by any such amendment or termination, except (i) with the consent of the employee to whom such purchase rights were granted, (ii) as necessary to comply with applicable laws, listing requirements or governmental regulations (including Section 423 of the Code), or (iii) as necessary to obtain or maintain favorable tax, listing or regulatory treatment.

Notwithstanding anything in the ESPP or any offering to the contrary, the Plan Administrator will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit contributions in excess of the amount designated by a participant in order to adjust for mistakes in the processing of properly completed contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of our common stock for each participant properly correspond with amounts withheld from the participant's contributions; (iv) amend any outstanding purchase rights or clarify any ambiguities regarding the terms of any offering to enable such purchase rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Plan Administrator determines in its sole discretion advisable that are consistent with the ESPP. Any such actions by the Plan Administrator will not be considered to alter or impair any purchase rights granted under an offering as they are part of the initial terms of each offering and the purchase rights granted under each offering.

Federal Income Tax Information

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of common stock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Purchase rights granted under the ESPP are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which qualifies under the provisions of Section 423 of the Code. Under these provisions, no taxable income is recognized by a participant either at the time a right is granted to purchase shares under the ESPP or at the time shares are purchased thereunder. Instead, taxable income will be recognized when shares purchased under the ESPP are sold or otherwise disposed of. The amounts deducted from a participant’s pay to purchase shares under the ESPP will be included in the participant’s compensation income and subject to all taxes normally applicable to compensation income, including federal, state and local income taxes and Social Security taxes. Employees will generally be subject to tax in an amount that depends on the employee’s holding period with respect to the common stock purchased under the ESPP.

If the shares are sold or otherwise disposed of more than two years after the beginning of the offering period and more than one year after the shares are transferred to the participant, or following the participant’s death while holding the shares, then the employee will recognize ordinary income in an amount generally equal to the lesser of:

(A) an amount equal to the excess of the fair market value of the common stock on the first day of the offering period over the purchase price, and

(B) the excess of the sale price of the common stock over the purchase price.

Any additional gain will be treated as a long-term capital gain. If the common stock held for the periods described above are sold and the sale price is less than the purchase price, then the employee will recognize a long-term capital loss in an amount equal to the excess of the purchase price over the sale price of the common stock.

If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, other than following the employee’s death while owning the shares, then the employee generally will recognize as ordinary income at the time of such sale or other disposition an amount equal to the excess of the fair market value of the common stock on the date the common stock were purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the employee’s holding period with respect to the common stock.

There are no federal income tax consequences to us by reason of the grant or exercise of rights under the ESPP. We are entitled to a deduction to the extent amounts are taxed as ordinary income to a participant for shares sold or otherwise disposed of before the expiration of the holding periods described above (subject to the requirement of reasonableness, certain other limitations on deductions in the Code, and the satisfaction of tax reporting obligations).

Section 162(m) of the Code limits the deductibility for federal income tax purposes of certain compensation paid to any of our covered employees in excess of $1 million. For purposes of Section 162(m), the term “covered employee” generally includes our chief executive officer, our chief financial officer, and our three other most highly compensated officers, any individual who was a covered employee for any taxable year beginning after December 31, 2016, and, for any taxable year beginning after December 31, 2026, our next five highest-compensated employees. Compensation attributable to awards under the ESPP, either on its own or when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

ESPP Participation

Participation in the ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. Currently, fourteen employees participate in the ESPP. Our non-employee directors are not eligible to participate in the ESPP.

Consequences if Stockholder Approval is Not Obtained

If we do not obtain approval of this Employee Stock Purchase Plan Proposal at the Annual Meeting, we will not amend and restate the ESPP to add a limit to the Annual Increase or extend the length of the Annual Increase feature.

Vote Required

The affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote on the proposal is required for approval of the Employee Stock Purchase Plan Proposal. Abstentions will have the same effect as a vote against this proposal. Under applicable exchange rules, brokers are not permitted to vote shares held for a customer on “non-routine” matters without specific instructions from the customer. As such, broker non-votes will have no effect on the outcome of this Employee Stock Purchase Plan Proposal.

Board of Directors Recommendation

The Board unanimously recommends a vote “FOR” the Employee Stock Purchase Plan Proposal.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains certain information with respect to our equity compensation plan in effect as of December 31, 2025:

	(A)		(B)		(C)
Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Vesting of Restricted Stock Units, and Vesting of Performance Stock Units (#)		Weighted-Average Exercise Price of Outstanding Options ($)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans, excluding securities reflected in column (A) (#)
Equity compensation plans approved by stockholders	4,693,793	(1)	$12.52	(2)	860,965	(3)
Equity compensation plans not approved by stockholders	1,023,278	(4)	$15.56		811,000	(5)
Total	5,717,071		$13.20	(2)	1,671,965

(1) The performance stock units included in this figure assumes the maximum 150% achievement of the performance metric, however, the number of units that actually vest will depend upon actual achievement of the performance metric and may range from 0% to 150% of the target number depending on the level of achievement against the specified performance metric.

(2) The weighted-average exercise price does not account for the shares issuable upon the vesting of outstanding restricted stock units and outstanding performance stock units, both of which have no exercise price. There were 387,064 unvested restricted stock units outstanding as of December 31, 2025. There were 738,750 unvested performance stock units outstanding as of December 31, 2025, which assumes the maximum 150% achievement of the performance metric, however, the number of units that actually vest will depend upon actual achievement of the performance metric and may range from 0% to 150% of the target number depending on the level of achievement against the specified performance metric.

(3) Reflects 327,806 shares of common stock available for future issuance under our Fourth Amended and Restated 2016 Equity Incentive Plan at December 31, 2025 (the “2016 Fourth Amended Plan”) and 533,159 shares of common stock available for future issuance under our Amended and Restate 2016 Employee Stock Purchase Plan (the “ESPP”). During the term of the 2016 Fourth Amended Plan, the share reserve will automatically increase on the first trading day in January of each calendar year ending on (and including) January 1, 2034, by an amount equal to 5% of the total number of outstanding shares of common stock and Series C Preferred Stock (determined on an as-converted stock basis) plus all outstanding prefunded warrants to acquire shares of common stock (if any) as of December 31 of the preceding year. On January 1, 2026, pursuant to the terms of the 2016 Fourth Amended and Restated Plan, an additional 1,865,256 shares were made available for issuance. During the term of the ESPP, the share reserve will automatically increases by a number equal to 1% of the Company’s outstanding shares of common stock and Series C Preferred Stock (determined on an as-converted basis) plus all outstanding prefunded warrants to acquire shares of common stock (if any), as of December 31 of the preceding calendar year. On January 1, 2026, pursuant to the terms of the ESPP, an additional 373,051 shares were made available for issuance.

(4) Consists of shares of common stock issuable upon exercise of outstanding stock options granted pursuant to the Nasdaq inducement grant exception as a component of employment compensation for an employee. The inducement grants were made as an inducement material to employees entering employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

(5) Reflects shares of common stock available for future issuance under our 2025 Inducement Award Plan. In September 2025, our board of directors adopted the 2025 Inducement Award Plan (the “Inducement Plan”). Grants under our Inducement Plan are awarded in accordance with Nasdaq Listing Rule 5635(c)(4). A total of 1,300,000 shares of our common stock were initially reserved for issuance under our Inducement Plan. As of December 31, 2025, there were 811,000 shares available for future issuance under the Inducement Plan. For more information, regarding the Inducement Plan, see Note 12 to our consolidated financial statements for the year ended December 31, 2025.

PROPOSAL 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Board, which consists of the independent members of the Audit Committee, approved and ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 2013. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm.

The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. As a matter of good corporate governance, the Board is seeking stockholder ratification of the appointment even though ratification is not legally required. If stockholders do not ratify this appointment, the Audit Committee will reconsider Ernst & Young LLP’s appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative from Ernst & Young LLP is expected to virtually attend the Annual Meeting, may make a statement, and will be available to respond to appropriate questions.

Required Vote

The affirmative vote of a majority of the shares present virtually or represented by proxy and entitled to vote on the proposal is required for approval of the Auditor Ratification Proposal. Abstentions will have the same effect as a vote against this proposal. Under applicable Nasdaq rules, brokers are permitted to vote shares held for a customer on “routine” matters, such as this Auditor Ratification Proposal, without specific instructions from the customer. Therefore, we do not expect any broker non-votes on this proposal. Broker non-votes, if any, will have no effect on this proposal.

The Board unanimously recommends that stockholders vote “FOR” Proposal 3 on the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2025 and 2024, by Ernst & Young LLP (“EY”), the Company’s principal accountant. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2025	2024
Audit fees(1)	$684,000	$942,489
Audit-related fees(2)	18,000	18,000
Tax fees(3)	—	—
All other fees(4)	1,230	1,995
Total	$703,230	$962,484

(1) Audit fees consisted of audit work performed in the audit of our financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, such as accounting consultations billed as audit services, and consents and assistance with and review of documents filed with the SEC. The increased audit fees in 2024 is largely attributable to the engagement of EY to audit the financial statements of AlmataBio, Inc. as of December 31, 2024 and for the period from April 28, 2023 to December 31, 2023, as filed in the Current Report on Form 8-K/A filed on June 3, 2024.

(2) Audit-related fees consist of consulting and advisory fees related to potential acquisitions and strategic transactions and audit fees related to acquired entities.
(3) Tax services principally include tax compliance, tax advice and tax planning.
(4) All other fees consisted of all other products and services provided by the independent registered public accounting firm that are not reflected in any of the previous categories, such as the use of online accounting research tools.

A representative of EY is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, EY. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of non-audit services by EY is compatible with maintaining the principal accountant’s independence for the period of time during which it has served as our independent auditor.

EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS
The following table sets forth information of our current executive officers:

Name	Age	Position(s) with Avalo
Garry Neil, M.D.	72	Chief Executive Officer
Taylor Boyd	37	Chief Business Officer
Mittie Doyle, M.D., FACR	61	Chief Medical Officer
Jennifer Riley	51	Chief Strategy Officer
Christopher Sullivan	42	Chief Financial Officer
Paul Varki	53	Chief Legal Officer
The following is a brief biography of each current executive officer:

Garry Neil, M.D. The biography for Dr. Neil is located in “Board of Directors” above.

Taylor Boyd. Mr. Boyd has served as Avalo’s Chief Business Officer since October 2025. Mr. Boyd has nearly 15 years of experience across biotech business development, corporate finance, and investment banking. Most recently, he served as Executive Vice President & Chief Business Officer at Abzena Limited (“Abzena”) between February 2025 to October 2025, where he led strategic mergers and acquisitions, licensing, and portfolio expansion initiatives. Prior to Abzena, he was Vice President and Head of Business Development at Longboard Pharmaceuticals, Inc. (“Longboard”) between January 2024 to January 2025, where he led activities that ultimately culminated with its acquisition by Lundbeck. Prior to Longboard, he was the Vice President and Head of IR at Oxford Biomedica US, Inc. between September 2022 to January 2024, the Director at Raymond James Investment Banking between November 2020 to September 2022, and held investment banking roles at SVB Leerink, Cantor Fitzgerald, and RBC Capital Markets where he executed more than $40 billion in mergers and acquisitions and debt and equity capital markets transactions. Mr. Boyd earned his B.S. in Accountancy with a concentration in Managerial Accounting from North Carolina State University and his M.S. in Accountancy with a concentration in Transaction Advisory Services from Wake Forest University’s Babcock Graduate School of Management.

Mittie Doyle, M.D., FACR. Dr. Doyle has served as Avalo’s Chief Medical Officer since July 2024. She most recently served as Chief Medical Officer at Aro Biotherapeutics, Co., a biotechnology company specializing in tissue-targeted genetic medicines, from September 2021 to July 2024. Prior to that, she served as Vice President, Global Therapeutic Area Head, Immunology at CSL Behring, a global biotech company, from October 2017 to October 2021. Prior to her time at CSL Behring, Dr. Doyle held senior level roles as Vice President, Global Development Lead at Shire Pharmaceuticals, plc between August 2016 to October 2017, Vice President, Clinical Research, Flexion Therapeutics, Inc., between April 2015 to August 2016 and Senior Medical Director at Alexion Pharmaceuticals, Inc. (previously, Nasdaq: ALXN) between June 2012 to April 2021. Dr. Doyle currently serves on the board of directors of Santa Ana Bio, Inc., a precision immunology company developing targeted therapies for patients with autoimmune and inflammatory diseases. Previously, Dr. Doyle served on the board of directors of DICE Therapeutics, Inc. (“DICE”), a former public company, from March 2022 until DICE was acquired by Eli Lilly and Company in August 2023. During her career, Dr. Doyle has advanced assets across a broad range of immune-mediated and orphan diseases and has led teams with responsibilities for design and execution of first-in-human through Phase 2 and 3 trials, resulting in several global regulatory approvals. Dr. Doyle received her B.A. magna cum laude from Princeton University in Romance Languages and her M.D. cum laude from Yale Medical School. She completed her postdoctoral training at Harvard Medical School including residency in Internal Medicine at Massachusetts General Hospital and clinical/research fellowship in Rheumatology and Immunology at Brigham and Women’s Hospital.

Jennifer Riley. Ms. Riley has served as Avalo’s Chief Strategy Officer since January 2025. In October 2014, she founded Northbrook Consulting, LLC, where she provided operational support related to development strategies, commercialization, and portfolio optimization to numerous companies in the biopharmaceutical industry until December 2024. Prior to that, she served in numerous senior leadership roles at Biogen Inc. (Nasdaq: BIIB), from 2005 to 2012, most recently serving as Vice President of Program Leadership and Management, overseeing the strategy and launch readiness for its hemophilia franchise.

She also served in the role of Country Manager, where she led sales and marketing for two leading multiple sclerosis products from 2009 to 2010. Ms. Riley’s prior roles with Biogen include Vice President – Global Cardiopulmonary Marketing, from 2007 to 2009, where she built the team and established the organizational model for the new business area, and Director of Operations, in 2007, where she oversaw the integration activities following the acquisition of Syntonix Pharmaceutics, Inc. by Biogen. Prior to Biogen, Ms. Riley served at Health Advances, LLC from 2000 to 2004, where she led strategic product, portfolio, and corporate planning initiatives for client organizations in the biopharmaceutical, medical device, and diagnostics markets. From 1996 to 1999, Ms. Riley was a graduate student at Harvard Medical School’s Department of Microbiology and Molecular Genetics, where she conducted research in the field of host immune response to viral infection and mechanisms of viral immune evasion. Ms. Riley received her B.S. magna cum laude from the University of California, San Diego in molecular biology and her M.A. in virology from Harvard University, where she also completed professional education at the Harvard Business School.

Christopher Sullivan. Mr. Sullivan has served as Avalo’s Chief Financial Officer since February 2022. Prior to his appointment as Chief Financial Officer, Mr. Sullivan served as Chief Accounting Officer of the Company between March 2021 to February 2022. From April 2020 to February 2021, Mr. Sullivan served as the Company’s Interim Chief Financial Officer, principal financial officer, and principal accounting officer. Previously, Mr. Sullivan was the Vice President of Finance at the Company and served various other escalating roles since joining the Company in April 2018. Mr. Sullivan brings a strong public company and life science background, including significant experience with equity and debt capital raises, acquisitions, divestitures, in and out-license transactions, enterprise resource planning implementations, and financial planning and analysis from leading finance and accounting functions at various public biotechnology, molecular diagnostic, and pharmaceutical companies. Prior to joining the Company, Mr. Sullivan was the Corporate Controller for Sucampo Pharmaceuticals, Inc., a previously Nasdaq listed global biopharmaceutical company, from August 2017 to April 2018, until it was acquired by Mallinckrodt plc. From November 2015 to August 2017, Mr. Sullivan was the Corporate Controller for OpGen Inc. (Nasdaq: OPGN), a microbial genetics analysis company, and prior to that was a Senior Manager at Ernst & Young, LLP where he was employed from August 2005 to October 2015. Mr. Sullivan received his B.S. degrees in and Finance and Accounting from the University of Maryland, College Park, where he graduated magna cum laude and is a Certified Public Accountant.

Paul Varki. Mr. Varki has served as Avalo’s Chief Legal Officer since June 2024. Mr. Varki brings over 20 years of experience providing counsel in the pharmaceutical industry. He most recently served as General Counsel, Vice President, Head of Legal U.S., at Idorsia Pharmaceuticals US Inc., a biopharmaceutical company specializing the development of small molecules, from July 2020 to June 2024. Prior to that, from November 2018 to July 2020, he served as Vice President, Legal, at Amarin Corporation plc, a pharmaceutical cardiovascular care company. He led the legal and compliance functions as Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Braeburn Pharmaceuticals, Inc. between September 2017 to November 2018 and at Egalet Corporation between November 2015 to August 2017. Prior to that from January 2004 to November 2015, he held various legal roles of increasing responsibility at GlaxoSmithKline, including Counsel – US Pharmaceuticals, Senior Counsel – Global Vaccines and Biologics, and Assistant General Counsel – Global Research and Development. Earlier in his career, Mr. Varki practiced as FDA regulatory law at Reed Smith LLP between December 2002 to January 2004 and has served as Regulatory Counsel at the Center for Drug Evaluation and Research at the FDA between September 2000 to December 2002. Mr. Varki has a J.D. from Temple University School of Law, a Master of Public Health from George Washington University, and a Bachelor of Arts from the College of William and Mary.

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2025 and 2024, compensation awarded to or paid to, or earned by, anyone serving as principal executive officer during the most recently completed fiscal year and our next two most highly compensated executive officers who served as executives officer during the year ended December 31, 2025 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation(1)	Option Awards(2)	Stock Awards(2)		All Other Compensation(4)	Total
Garry Neil, M.D. Chief Executive Officer, President and principal executive officer	2025	$590,000	$474,950	$2,732,298	$—	(3)	$10,333	$3,807,581
	2024	$532,500	$501,800	$4,255,801	$1,922,648		$—	$7,212,749

Taylor Boyd Chief Business Officer(5)	2025	$116,250	$52,080	$3,049,481	$—		$1,940	$3,219,751
	2024	$—	$—	$—	$—		$—	$—

Mittie Doyle, M.D., FACR Chief Medical Officer	2025	$512,500	$229,600	$1,030,429	$—	(3)	$8,028	$1,780,557
	2024	$231,061	$216,000	$2,586,696	$—		$—	$3,033,757

(1) The amounts reflect the discretionary annual bonus earned for the given fiscal year based on the achievement of goals as recommended by the Compensation Committee and approved by the Board. The annual bonus is typically paid in the year following the year it was earned.

(2) The amounts reflect the grant date fair value for option and restricted stock unit awards, respectively, granted during 2025 and 2024 in accordance with FASB Topic ASC 718, Compensation–Stock Compensation, excluding the estimate of forfeitures. The assumptions used in valuing these options and restricted stock unit awards are described in Note 12 to our consolidated financial statements for the year ended December 31, 2025. Compensation will only be realized to the extent the market price of our common stock is greater than the exercise price of such option award.

(3) Amounts represent the aggregate grant date fair value for grants of performance stock units (“PSUs”) made to Dr. Neil and Dr. Doyle in 2025, calculated in accordance with the provisions of FASB ASC Topic 718, Compensation–Stock Compensation. In accordance with SEC rules, these amounts are calculated based on the probable outcome of the performance conditions as of the grant date. The grant date fair value of the PSUs was $0 as the Company did not consider the achievement of the performance metrics to be probable in accordance with ASB Topic ASC 718, Compensation–Stock Compensation. Assuming the highest level of performance is achieved, the grant date fair value of such PSUs would be $2.2 million for Dr. Neil and $1.0 million for Dr. Doyle.

(4) The amounts reported in this column represent 401(k) matching contributions.

(5) Mr. Boyd joined us in October 2025. Accordingly, the amount reported in the “Salary” column reflects his partial year of employment, and the amount reported in Non-Equity Incentive Plan Compensation column has been prorated to reflect his partial year of employment.

Narrative to Summary Compensation Table

We review compensation annually for all employees, including our Named Executive Officers. In setting annual base salaries and bonuses and granting equity incentive awards, we consider (i) compensation for comparable positions in the market, (ii) individual performance as compared to our expectations and objectives, (iii) our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and (iv) a long-term commitment to our Company.

Our Board historically has determined our executives’ compensation based on the recommendations of our Compensation Committee, which typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each executive officer to the Board. Our Board, without members of management present, discusses the Compensation Committee’s recommendations and ultimately approves the compensation of our executive officers.

Annual Base Salary

We have entered into employment agreements with each of our Named Executive Officers that establish annual base salaries, which are generally determined, approved and reviewed periodically by our Compensation Committee in order to compensate our Named Executive Officers for the satisfactory performance of our duties to our Company. Annual base salaries are intended to provide a fixed component of compensation to our Named Executive Officers, reflecting their skill sets, experience, roles and responsibilities. Base salaries for our Named Executive Officers have generally been set at levels deemed necessary to attract and retain individuals with superior talent. The following table presents the annual base salaries for each of our Named Executive Officers for 2025, as determined by the Compensation Committee.

Name	2025 Annualized Base Salary
Garry Neil, M.D.	$590,000
Taylor Boyd	$465,000
Mittie Doyle, M.D., FACR	$512,500
Annual Bonus

Our bonus plan motivates and rewards our Named Executive Officers for achievements relative to our goals and expectations for each fiscal year. Our Named Executive Officers are eligible to receive annual bonuses calculated as a target percentage of their annual base salaries, based on our Compensation Committee and Board’s assessment of their individual performance and our Company’s results of operations and financial condition. The target annual bonus for Dr. Neil, Mr. Boyd, and Dr. Doyle were 70%, 40% and 40% of their respective base salaries. As recommended by the Compensation Committee and approved by the Board, our Named Executive Officers received a bonus relative to achievement of goals for fiscal year 2025. In accordance with his employment agreement, the annual bonus for Mr. Boyd related to fiscal year 2025, his first year of employment, was prorated based on his start date.

Equity-Based Awards

Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our Named Executive Officers. Our Compensation Committee is generally responsible for approving equity grants. Vesting of equity awards is generally tied to continuous service with the Company and serves as an additional retention measure. Our executives are typically awarded an initial grant upon commencement of employment and an annual grant each year. Additional grants may occur periodically in order to specifically incentivize executives.

In April 2016, the Board adopted the 2016 Equity Incentive Plan, which was approved by our stockholders in May 2016 and which was subsequently amended and restated in May 2018 and in August 2019 with the approval of our Board and stockholders. In June 2024, the Board approved a fourth amended and restated equity incentive plan, which was subsequently approved by the Company’s stockholders in August 2024 (the “2016 Fourth Amended Plan”).

The purpose of the 2016 Fourth Amended Plan is to attract and retain employees, non-employee directors and consultants, and advisors. Our 2016 Fourth Amended Plan authorizes us to make grants to eligible recipients of non-qualified stock options, incentive stock options, restricted stock awards, restricted stock units and stock-based awards.

Other Compensation

Our Named Executive Officers are eligible to participate, on the same basis as our other employees, in our employee benefit plans, including our medical, dental, vision, life and disability plans, and our 401(k) plan. We generally do not provide perquisites or personal benefits to our Named Executive Officers.

401(k) Plan

We maintain a 401(k) plan for our employees who are 21 years of age or older. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code.

Eligible employees may contribute of up 100% of his or her eligible compensation, subject to maximum amounts allowed under law. We currently provide discretionary matching contributions into the 401(k) plan on behalf of participants. Matching contributions vest immediately.

Role of Compensation Consultant in Executive Compensation

The Compensation Committee periodically reviews the Company’s executive management compensation practices to consider and determine the competitiveness and effectiveness of those practices. In 2025, the Compensation Committee engaged Aon Radford to provide independent, objective analysis, advice and information regarding the Company’s executive compensation practices, including the competitiveness of pay levels, executive compensation design, comparison with our peers in the industry, and other technical considerations.

Our Compensation Committee concluded that Aon Radford was independent under applicable Nasdaq listing standards and the engagement of Aon Radford does not raise any conflict of interest.

In February 2026, the Compensation Committee engaged and appointed Alpine Rewards as its new compensation consultant, to provide independent, objective analysis, advice and information regarding the Company’s executive compensation practices.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

While we do not have a formal written policy in place with regard to the timing of awards of options or similar awards in relation to the disclosure of material nonpublic information, our equity awards are generally granted on dates determined in advance. On limited occasions, our Board (or Compensation Committee, as appropriate) may grant equity awards outside of our annual grant cycle for new hires, promotions, recognition, retention or other purposes.

Our Board’s general practice, and its practice for fiscal year 2025, has been to complete its annual executive compensation review and determine performance goals and target compensation for our executives, which coincides with the Company’s regularly scheduled Board meetings; then equity awards are generally granted with an effective date of the Board meeting in which they were approved.

The Compensation Committee approves all equity award grants on or before the grant date and does not grant equity awards in anticipation of the release of material nonpublic information. Similarly, the Committee does not time the release of material nonpublic information based on equity award grant dates.

During 2025, we did not grant stock options to our named executive officers during any period beginning four business days before and ending one business day after the filing or furnishing of a Form 10-Q, 10-K or 8-K that discloses material nonpublic information.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON CERTAIN EVENTS

Employment Letter Agreements

We have entered into employment letter agreements with each of our Named Executive Officers (each, an “Employment Agreement”). Each Employment Agreement sets forth the Named Executive Officer’s initial base salary, subject to review and adjustment by the Board from time to time. Each Named Executive Officer is also eligible to receive a discretionary annual bonus as determined by the Board or the Compensation Committee of the Board, in its sole discretion, conditioned on the Named Executive Officer being employed by the Company on the applicable bonus payment date. Such annual discretionary bonus may be paid, in the Named Executive Officer’s discretion, in the form of cash or equity award (which equity award, if elected, will be immediately vested), consistent with bonuses paid to executives of similar grade at similarly situated companies in the biotechnology industry, subject to corporate and individual performance. Each Named Executive Officer is also eligible to participate in the Company’s other employee benefit plans as in effect from time to time on the same basis as are generally made available to the Company’s other senior executives.

Each Named Executive Officer’s Employment Agreement also prohibits the disclosure or use of any proprietary or confidential information obtained by him as a result of his employment with the Company. Each Named Executive Officer is obligated not to compete with the Company during their employment and for a period of one year following their termination of employment with the Company. In addition, each Named Executive Officer’s Employment Agreement contains restrictions related to the solicitation of, and interference with, customers, vendors and employees of the Company for a period of one year following termination of employment.

Payments Upon Termination or Change in Control

Garry Neil, M.D.

Pursuant to Dr. Neil’s Employment Agreement, if Dr. Neil’s employment is terminated by the Company without “Cause” or by Dr. Neil for “Good Reason” (each as defined in his Employment Agreement), in each case subject to him timely entering into and not revoking a general release of claims in a form acceptable to the Company, Dr. Neil will be eligible to receive:

(i)certain “Accrued Benefits” (as defined in the Neil Employment Agreement);
(ii)earned but unpaid bonus for the fiscal year preceding the year in which such termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Board, payable when such annual bonuses are paid to other executive employees of the Company;
(iii)continued payment of his base salary as in effect immediately prior to his termination for eighteen consecutive months following such termination;
(iv)the annual bonus earned in the year in which the termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Board, prorated to reflect completed days of employment during such year, payable when such annual bonuses are paid to other executive employees of the Company;
(v)full vesting of options awarded by the Company, in which case he will have twelve months from the date of his termination in which to exercise his options; and
(vi)if he timely elects and remains eligible for continued coverage under federal COBRA law or, if applicable, state insurance laws, the Company will pay Dr. Neil’s COBRA or state continuation health insurance premiums until the earliest of (x) the twelve-month anniversary of his termination, (y) expiration of his continuation coverage under COBRA, or (z) the date when he is eligible for substantially equivalent health insurance, in each case subject to certain specified payment practices.

If a termination without cause occurs within six months of a change in control (as defined in the Company’s 2016 Fourth Amended Plan), the payments pursuant to clauses (i-iii) shall be made promptly after its closing or his termination, whichever is later.

Other Named Executive Officers

Pursuant to the Employment Agreement with each of Mr. Boyd and Dr. Doyle, if Mr. Boyd’s or Dr. Doyle’s employment is terminated by the Company without “Cause” or by Mr. Boyd or Dr. Doyle for “Good Reason” (each as defined in the applicable Employment Agreement), in each case subject to the Named Executive Officer’s timely entering into and not revoking a general release of claims in a form acceptable to the Company, such Named Executive Officer will be eligible to receive:

(i)certain “Accrued Benefits” (as defined in the applicable Employment Agreement);
(ii)earned but unpaid bonus for the fiscal year preceding the year in which such termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Board, payable when such annual bonuses are paid to other executive employees of the Company;
(iii)continued payment of their base salary as in effect immediately prior to the termination for nine consecutive months following such termination (extended to twelve months if such termination occurs on or within six months following a Change in Control, as defined in the applicable Employment Agreement);

(iv)the annual bonus earned in the year in which the termination occurs, based upon the achievement of Company goals as determined by the Compensation Committee of the Board, prorated to reflect completed days of employment during such year (increased to 100% of their bonus if such termination occurs on or within six months following a Change in Control), payable when such annual bonuses are paid to other executive employees of the Company;
(v)full vesting of options awarded by the Company, in which case such Named Executive Officer will have six months from the date of her termination in which to exercise their options; and
(vi)if the Named Executive Officer timely elects and remains eligible for continued coverage under federal COBRA law or, if applicable, state insurance laws, the Company will pay the Named Executive Officer’s COBRA or state continuation health insurance premiums until the earliest of (x) the first anniversary of the termination, (y) expiration of continuation coverage under COBRA, or (z) the date when the Named Executive Officer is eligible for substantially equivalent health insurance, in each case subject to certain specified payment practices.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows for the fiscal year ended December 31, 2025, certain information regarding outstanding equity awards at fiscal year-end for each of the Named Executive Officers.

			Option Awards				Stock Awards
Name	Grant Date	Award Type	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares or Units That Have Not Vested (#)	Market Value Of Unearned Shares or Units That Have Not Vested ($)
Garry Neil, M.D.	2/3/2020	Stock Option(1)	278	—	$11,462.40	2/3/2030	—	—	—	—
	1/26/2021	Stock Option(1)	92	—	$9,561.60	1/26/2031	—	—	—	—
	3/8/2022	Stock Option(1)	327	21	$2,016.00	3/8/2032	—	—	—	—
	10/5/2022	Stock Option(2)	313	—	$952.80	10/5/2032	—	—	—	—
	2/13/2023	Stock Option(1)	297	121	$715.20	2/13/2033	—	—	—	—
	5/15/2023	Stock Option(2)	417	—	$660.00	5/15/2033	—	—	—	—
	8/13/2024	Stock Option(3)	218,925	281,475	$9.88	8/13/2034	—	—	—	—
	8/13/2024	Restricted Stock Unit(4)	—	—	$—	—	129,733	$2,355,951	—	—
	1/28/2025	Stock Option(1)	—	411,000	$8.04	1/28/2035	—	—	—	—
	8/19/2025	Performance Stock Unit(5)	—	—	$—	—	—	—	167,000	$3,032,720

Taylor Boyd	10/1/2025	Stock Option(1)	—	275,000	$12.96	10/1/2035	—	—	—	—

Mittie Doyle, M.D., FACR	7/15/2024	Stock Option(1)	82,875	151,125	$12.65	7/15/2034	—	—	—	—
	1/28/2025	Stock Option(1)	—	155,000	$8.04	1/28/2035	—	—	—	—
	8/19/2025	Performance Stock Unit(5)	—	—	$—	—	—	—	72,500	$1,316,600

(1) One-fourth of the shares underlying the stock option shall vest and become exercisable on the first anniversary of the grant date, and the remaining three-fourths vest in equal monthly installments over the following 36 months, subject to the respective grantee providing continuous services to the Company.

(2) The shares underlying the stock option vested 100% on the first anniversary of the grant date.

(3) One-fourth of the shares underlying the stock option shall vest and become exercisable on March 28, 2025, and the remaining three-fourths vest in equal monthly installments over the following 36 months, subject to the respective grantee providing continuous services to the Company.

(4) The restricted stock unit awards will vest in three equal installments on each of March 28, 2025, March 28, 2026, and March 28, 2027. The market value of such awards is based on the closing market price of our common stock of $18.16 per share on December 31, 2025.

(5) These performance stock unit awards commence vesting following the achievement of the performance metric. The performance metric for the PSU Awards is based on the timing of data release and efficacy of the Company’s Phase 2 LOTUS trial, and the achieved units may range from 0% to 150% of the target number depending on the level of achievement against the specified performance metric. Upon successful achievement of the performance metric, the number of units achieved will vest on the third anniversary of the grant date. The number of unearned units that have not vested in the table above assume 100% achievement of the performance metric, however, the number of units actually earned will depend upon actual achievement of the performance metric. The market value of such awards is based on the closing market price of our common stock of $18.16 per share on December 31, 2025.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (also referred to as “CAP”) and certain financial performance of our Company for each of the last three completed fiscal years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2025, 2024 and 2023 fiscal years. Note that for our NEOs other than our CEO, or principal executive officer, compensation is reported as an average.

	Garry Neil, M.D. (“PEO”)		Michael Cola (“Former PEO”)		Non-PEO NEOs
Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Summary Compensation Table Total for Former PEO (1)	Compensation Actually Paid to Former PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non- PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”) (5)	Net Loss (thousands) (6)
2025	$3,807,581	$12,301,903	$—	$—	$2,500,154	$4,597,879	$2	$(78,259)
2024	$7,212,749	$5,387,966	$—	$—	$2,984,146	$1,877,127	$1	$(35,129)
2023	$1,075,362	$141,732	$320,410	$320,410	$607,645	$245,593	$1	$(31,544)

(1)    Represent the amounts of total compensation reported for our PEO and Former PEO during each corresponding year in the “Total” column of the Summary Compensation Table above or the Summary Compensation Table included in our definitive proxy statement filed with the SEC on May 1, 2025, as applicable. The Former PEO’s employment with the Company ceased in February 2022. The summary compensation for the Former PEO in 2023 consists of only severance and related expenses.
(2)    Represents the amount of “compensation actually paid” to our PEO and Former PEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO and Former PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to our PEO and Former PEO’s total compensation for each year to determine the “compensation actually paid”:

	Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)(b)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
Garry Neil, M.D. PEO	2025	$3,807,581	$(2,732,298)	$11,226,620	$12,301,903
	2024	$7,212,749	$(6,178,449)	$4,353,666	$5,387,966
	2023	$1,075,362	$(434,112)	$(499,518)	$141,732

Michael Cola Former PEO	2023	$320,410	$—	$—	$320,410

(a)    The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” and “Stock Awards” columns in the Summary Compensation Table for the applicable year.
(b) In order to calculate the compensation “actually paid” to our PEO and Former PEO, we are required under the SEC rules to subtract from the value in the Summary Compensation Table the grant date fair value of equity awards, and add back the following:
(i)the year-end fair value of any equity awards in the applicable year that are outstanding and unvested as of the end of the year;
(ii)the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year;
(iii)for awards that are granted and vest in the same applicable year, the fair value as of the vesting date;
(iv)for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value;
(v)for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and
(vi)the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

The amounts deducted or added in calculating the equity award adjustments are as follows:

	Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year (i)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years (ii)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (iii)	Change in Fair Value as of the Vesting Date from Prior Year End of Equity Awards Granted in Prior Years that Vested in the Year (iv)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (v)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation (vi)	Total Equity Award Adjustments
Garry Neil, M.D. PEO	2025	$6,593,225	$4,124,660	$—	$508,735	$—	$—	$11,226,620
	2024	$4,350,849	$551	$—	$2,266	$—	$—	$4,353,666
	2023	$1,602	$(163,183)	$—	$(337,937)	$—	$—	$(499,518)

There were no equity award adjustments for the Former PEO for fiscal year 2025, 2024, and 2023.
(3)    Represents the average of the amounts reported for our NEOs as a group (excluding our PEO and our Former PEO) in each applicable year in the “Total” column of the Summary Compensation Table above. For 2025, this consists of Taylor Boyd and Mittie Doyle, M.D., FACR, for 2024, this consists of Mittie Doyle, M.D., FACR and Christopher Sullivan, and for 2023, this consists of Christopher Sullivan.
(4)    Represents the average amount of “compensation actually paid” to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average compensation earned or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year to determine the “compensation actually paid”, using the same methodology as described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments(a)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$2,500,154	$(2,039,955)	$4,137,680	$4,597,879
2024	$2,984,146	$(2,445,915)	$1,338,896	$1,877,127
2023	$607,645	$(173,645)	$(188,407)	$245,593

(a)    The amounts deducted or added in calculating the total average equity award adjustment are as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year (i)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years (ii)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year (iii)	Change in Fair Value as of the Vesting Date from Prior Year End of Equity Awards Granted in Prior Years that Vested in the Year (iv)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year (v)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation (vi)	Total Equity Award Adjustments
2025	$3,413,504	$721,835	$—	$2,341	$—	$—	$4,137,680
2024	$1,338,140	$108	$—	$648	$—	$—	$1,338,896
2023	$641	$(65,904)	$—	$(123,144)	$—	$—	$(188,407)

(5)    TSR is cumulative for the measurement periods beginning on December 31, 2022 and ending on December 31 of each of 2025, 2024 and 2023, respectively. The calculation assumes the investment of $100 for the period starting December 31, 2022 and dividing the difference between our Company’s share price at the end and the beginning of the measurement period by our Company’s share price at the beginning of the measurement period. No dividends were paid in 2025, 2024 or 2023.
(6)    The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

Pay Versus Performance Graphical Description

The illustrations below provide a graphical description of CAP compared to both our cumulative “Total Shareholder Return” (TSR) and our net loss. As the illustrations show, the compensation actually paid to our PEO and Former PEO and the average amount of compensation actually paid to or non-PEO NEOs during the periods presented are not directly correlated with TSR. We do utilize several performance measure to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. Compensation actually paid is influenced by numerous factors including, but not limited to, the timing of new grant issuances and award vesting, NEO mix, share price volatility during the fiscal year, our mix of performance metrics and other factors.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

TRANSACTIONS WITH RELATED PERSONS

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES
In 2015, in connection with our initial public offering, our Board adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. The policy was amended on November 5, 2021. This policy covers any transaction, including, for the avoidance of doubt, transactions constituting a sale or conveyance of stock and/or stock derivatives, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company is, was or will be a participant, and the amount involved exceeds $120,000 with one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person.”

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our Audit Committee. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•the interests, direct or indirect, of any related person in the transaction;
•the purpose of the transaction;
•the proposed aggregate value of such transaction, or, in the case of indebtedness, that amount of principal that would be involved;
•the risks, costs and benefits to the Company;
•the availability of other sources of comparable products or services;
•management’s recommendation with respect to the proposed related person transaction;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The Audit Committee, in approving or rejecting any related person transactions involving the sale and/or conveyance of the Company’s stock or stock derivatives to a significant shareholder holding 20% or more of (a) any class of the Company’s voting securities, or (b) the Company’s voting power, or their immediate family member and/or affiliates, shall consider whether such transaction involves a change of control.

Our Audit Committee will approve only those related person transactions that, in light of known circumstances, are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our Board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•transactions involving compensation for services provided to the Company as an employee, consultant or director; and
•a transaction, arrangement or relationship in which a related person’s participation is solely due to the related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship.

CERTAIN RELATED PERSON TRANSACTIONS

The following sets forth all transactions since January 1, 2024 to which the Company has been or is a participant, including currently proposed transactions, in which the amount involved in the transaction exceeds $120,000 and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with any of these individuals, had or has a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Company, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Employment Agreements

We have entered into employment agreements with our current executive officers. For more information regarding these agreements, please see “Executive Compensation – Narrative to Summary Compensation Table – Employment Arrangements and Potential Payments Upon Certain Events” above.

Stock Option and Restricted Stock Unit Grants to Executive Officers and Directors

We have granted stock options to our named executive officers and directors, as well as restricted stock units and performance stock units to certain named executive officers and directors as more fully described in “Executive Compensation” and “Director Compensation” above.

Consulting Agreement with Northbrook Consulting

The Company appointed Jennifer Riley as its Chief Strategy Officer, effective January 1, 2025. Prior to Ms. Riley’s appointment to Chief Strategy Officer, the Company engaged Ms. Riley as a consultant through Northbrook Consulting, LLC (“Northbrook”) to provide consulting services from July 2024 to December 2024. Ms. Riley is the founder and sole member of Northbrook. Northbrook received aggregate total payments of approximately $188,000 for consulting services it provided to the Company over the course of its engagement with the Company. Northbrook’s business relationship with the Company ended on December 31, 2024, and Northbrook is not due any additional payment from the Company for services rendered. There have been no other transactions in which the Company has participated and in which Ms. Riley had a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Except as otherwise indicated, the following table sets forth information regarding the ownership of the Company’s common stock as of March 26, 2026 by: (i) each director; (ii) our Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) all other parties known by the Company to be beneficial owners of more than five percent of its common stock.

Applicable percentage ownership is based on 24,502,449 shares of our common stock outstanding as of March 26, 2026, together with applicable Series C Preferred Stock, options, restricted stock units and warrants, as the case may be, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting and investment power with respect to shares. Common stock subject to options, restricted stock units, warrants and Series C Preferred Stock that are currently exercisable, or exercisable within 60 days after March 26, 2026, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, warrants, restricted stock units or Series C Preferred Stock, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o Avalo Therapeutics, Inc., 1500 Liberty Ridge Drive, Suite 321, Wayne, PA 19087.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
5% Stockholders:
RA Capital Management, L.P. (2), (3)	2,643,908	9.99%
OrbiMed Advisors LLC (2), (4)	2,586,295	9.99%
BVF Partners, L.P. (2), (5)	2,520,322	9.99%
FMR LLC (6)	2,125,819	8.68%
Logos Global Management LP (7)	1,285,000	5.24%
Nantahala Capital Management LLC (8)	1,235,000	5.04%

Directors and Named Executive Officers:
Garry Neil, M.D. (9)	502,858	2.01%
Taylor Boyd	—	*
Mitchell Chan (10)	22,789	*
Mittie Doyle, M.D., FACR (11)	159,309	*
Jonathan Goldman, M.D. (12)	11,366	*
Michael Heffernan (13)	16,666	*
Rita Jain, M.D. (14)	2,615	*
Aaron Kantoff (15)	22,733	*
Gilla Kaplan, Ph.D. (16)	22,851	*
Kevin Lind (17)	848	*
Samantha Truex (18)	22,733	*
All current executive officers and directors as a group (14 persons) (19)	1,134,570	4.46%
*Less than one percent.

(1) This table is based upon information supplied by our executive officers, directors, and principal stockholders, and on ownership reports filed by those persons with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2) The number of shares beneficially owned includes shares of common stock issuable upon the conversion of shares of Series C Preferred Stock issued to certain holders in the AlmataBio Transaction and concurrent private placement in March 2024 (the “Series C Preferred Stock”), subject to beneficial ownership limitations, which does not permit that portion of the Series C Preferred Stock that would result in the holder and its affiliates owning, after conversion of the Series C Preferred Stock, a number of common stock in excess of the beneficial ownership limitation. Each share of the Company’s Series C Preferred Stock is convertible into 1,000 shares of common stock.

(3) Based in part on a Schedule 13-G/A filed with the SEC on February 17, 2026 by RA Capital Management, L.P. (“RA Capital”), Peter Kolchinsky, Rajeev Shah, RA Capital Healthcare Fund, L.P. (the “Fund”) reporting ownership as of December 31, 2025 and based on the Company’s knowledge from records. Consists of 662,968 shares of common stock and 1,980,940 shares of common stock underlying the shares of Series C Preferred Stock. RA Capital owns a total of 2,483.100 Series C Preferred Stock convertible into 2,483,100 shares of common stock, subject to beneficial ownership limitations of 9.99% on an aggregated basis of which 1,980.940 shares of Series C Preferred Stock convertible into 1,980,940 shares of common stock are included in the table above due to a beneficial ownership limitation. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and may be deemed a beneficial owner, for purposes of Section 13(d) of the Act, of any securities of us held by the Fund. The Fund has delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s portfolio, including the shares of our common stock reported herein. Because the Fund has divested voting and investment power over the reported securities it holds and may not revoke that delegation on less than 61 days' notice, the Fund disclaims beneficial ownership of the securities it holds for purposes of Section 13(d) of the Exchange Act. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners, for purposes of Section 13(d) of the Exchange Act, of any of our securities beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of these securities other than for the purpose of determining their obligations under Section 13(d) of the Exchange Act, and shall not be deemed an admission that either RA Capital, Dr. Kolchinsky, or Mr. Shah is the beneficial owner of such securities for any other purpose. The principal business address of the holder is c/o RA Capital Management, L.P., 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(4) Based in part on a Schedule 13-G/A filed with the SEC on February 17, 2026 by OrbiMed Advisors LLC (“OrbiMed”) reporting ownership as of December 31, 2025 and based on the Company’s knowledge from records. Consists of 1,187,300 shares of common stock and 1,398,955 shares of common stock underlying the shares of Series C Preferred Stock. OrbiMed owns a total of 2,070.120 Series C Preferred Stock convertible into an aggregate of 2,070,120 shares of common stock, subject to beneficial ownership limitations of 9.99% on an aggregated basis, of which 1,398.995 Series C Preferred Stock convertible into 1,398,955 shares of common stock are included in the table above due to a beneficial ownership limitation. OrbiMed exercises investment and voting power over the shares of common stock through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares of common stock. The principal business address of the holder is Attn: General Counsel, 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(5) Based in part on a Schedule 13-G/A filed with the SEC on February 17, 2026 by BVF Partners, L.P. reporting ownership as of December 31, 2025 and based on the Company’s knowledge from records. Each of the following are related entities and are subject to a beneficial ownership limitation of 9.99% on an aggregated basis: (i) Biotechnology Value Fund, L.P. (“BVF”), (ii) BVF I GP LLC (“BVF GP”), (iii) Biotechnology Value Fund II, L.P., (“BVF2”), (iv) BVF II GP LLC (“BVF2 GP”), (v) Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), (vi) BVF Partners OS Ltd. (“Partners OS”), (vii) BVF GP Holdings LLC (“BVF GPH”), (viii) BVF Partners L.P. (“Partners”), (ix) BVF Inc., and (x) Mark N. Lampert. Consists of an aggregate (i) 1,794,322 shares of common stock; and (ii) 726.000 shares of Series C Preferred Stock, which is convertible into 726,000 shares of common stock, subject to a beneficial ownership limitation amount of 9.99%, which does not permit that portion of the Series C Preferred Stock that would result in the holder and its affiliates owning, after conversion of the Series C Preferred Stock, a number of common stock in excess of the beneficial ownership limitation. Each share of the Company’s Series C Preferred Stock is convertible into 1,000 shares of common stock. BVF Inc. as the general partner of Partners, may be deemed to beneficially own the securities beneficially owned by Partners. Mark Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the securities beneficially owned by BVF Inc. BVF GP disclaims beneficial ownership of the shares of common stock beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares of common stock beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares of common stock beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares of common stock beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares of common stock beneficially owned by BVF, BVF2 and Trading Fund OS and held in the Partners Managed Account. BVF GP, BVF GPH, Partners, BVF Inc. and Mr. Lampert share voting and dispositive power over the shares of common stock beneficially owned by BVF. BVF GPH, Partners, BVF Inc. and Mr. Lampert share voting and dispositive power over the shares of common stock beneficially owned by BVF2. Partners, BVF Inc. and Mr. Lampert share voting and dispositive power over the shares of common stock beneficially owned by Trading Fund OS and held in the Partners Managed Account. The address for BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc., and Mark Lampert is 44 Montgomery Street, 40th Floor, San Francisco, CA 94104. The address for Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(6) Based in part on a Schedule 13-G filed with the SEC on March 6, 2026 by FMR LLC and Abigail P. Johnson reporting ownership as of February 27, 2026. Consists of 2,125,819 shares of common stock. The members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The securities may be beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies, collectively referred to as the FMR Reporters. Such filing does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with Securities and Exchange Commission Release No. 34-39538 (January 12, 1998). The principal business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(7) Based in part on a Schedule 13-G filed with the SEC on April 1, 2026 by Logos Global Management LP (“Logos Global”), Logos Global Management GP LLC (“Logos Global GP”), Logos Global Master Fund LP (“Global Fund”), Logos GP LLC (“Logos GP”) and Arsani William reporting ownership as of March 26, 2026. Consists of 285,000 shares of common stock and options to acquire 1,000,000 shares of common stock. Logos Global is the investment adviser to investment funds, including Global Fund. Logos Global GP is the general partner of Logos Global. Logos GP is the general partner of Global Fund. Dr. William is a control person of Logos Global, Logos Global GP and Logos GP. Global Fund holds the common stock for the benefit of its investors and has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock. The principal business address of each of Logos Global, Logos Global GP, Global Fund, Logos GP and Dr. William is One Letterman Drive, Building C, Suite C3-350, San Francisco, CA 94129.

(8) Based on a Schedule 13-F filed with the SEC on February 13, 2026 by Nantahala Capital Management, LLC reporting ownership as of December 31, 2025. Consists of 1,235,000 shares of common stock. The principal business address of the holder is 130 Main St. 2nd Floor, New Canaan, CT 06840.

(9) Consists of (i) 47,140 shares of common stock held by Dr. Neil, (ii) 390,852 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days after March 26, 2026 and (iii) 64,866 shares issuable to Dr. Neil upon the vesting of restricted stock units within 60 days after March 26, 2026.

(10) Consists of (i) 3,167 shares of common stock held by Mr. Chan, (ii) 16,456 shares issuable to Mr. Chan upon the exercise of options currently exercisable or exercisable within 60 days after March 26, 2026 and (iii) 3,166 shares issuable to Mr. Chan upon the vesting of restricted stock units within 60 days after March 26, 2026.

(11) Consists of (i) 3,622 shares of common stock held by Dr. Doyle and (ii) 155,687 shares issuable to Dr. Doyle upon the exercise of options currently exercisable or exercisable within 60 days after March 26, 2026.

(12) Consists of (i) 8,200 shares issuable to Dr. Goldman upon the exercise of options currently exercisable or exercisable within 60 days after March 26, 2026 and (ii) 3,166 shares issuable to Dr. Goldman upon the vesting of restricted stock units within 60 days after March 26, 2026.

(13) Consists of 16,666 shares issuable to Mr. Heffernan upon the exercise of options currently exercisable or exercisable with 60 days after March 26, 2026.

(14) Consists of 2,615 shares issuable to Dr. Jain upon the exercise of options currently exercisable or exercisable within 60 days after March 26, 2026.

(15) Consists of (i) 3,167 shares of common stock held by Mr. Kantoff, (ii) 16,400 shares issuable to Mr. Kantoff upon the exercise of options currently exercisable or exercisable within 60 days after March 26, 2026 and (iii) 3,166 shares issuable to Mr. Kantoff upon the vesting of restricted stock units within 60 days after March 26, 2026.

(16) Consists of (i) 3,167 shares of common stock held by Dr. Kaplan, (ii) 16,518 shares issuable to Dr. Kaplan upon the exercise of options currently exercisable or exercisable within 60 days after March 26, 2026 and (iii) 3,166 shares issuable to Dr. Kaplan upon the vesting of restricted stock units within 60 days after March 26, 2026.

(17) Consists of 848 shares issuable to Mr. Lind upon the exercise of options currently exercisable or exercisable within 60 days after March 26, 2026.

(18) Consists of (i) 3,167 shares of common stock held by Ms. Truex, (ii) 16,400 shares issuable to Ms. Truex upon the exercise of options currently exercisable or exercisable within 60 days after March 26, 2026 and (iii) 3,166 shares issuable to Ms. Truex upon the vesting of restricted stock units within 60 days after March 26, 2026.

(19) Consists of (i) 87,057 shares of common stock, (ii) 942,617 shares issuable upon the exercise of options currently exercisable or exercisable within 60 days after March 26, 2026 and (iii) 104,896 shares issuable upon the vesting of restricted stock units within 60 days after March 26, 2026.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

We anticipate that a number of brokers with account holders who are Avalo stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Avalo. Direct your written request to Corporate Secretary, Avalo Therapeutics, Inc., 1500 Liberty Ridge Drive, Suite 321, Wayne, Pennsylvania 19087 or contact our Investor Relations department at 410-803-6793 or by email at ir@avalotx.com. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,
/s/ Garry Neil, M.D.
Garry Neil, M.D.
Chief Executive Officer

April 10, 2026

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2025 is available without charge upon written request to: Corporate Secretary, Avalo Therapeutics, Inc., 1500 Liberty Ridge Drive, Suite 321, Wayne, Pennsylvania 19087.

APPENDIX A

Avalo Therapeutics, Inc.
Second Amended and Restated 2016 Employee Stock Purchase Plan

Adopted by the Board of Directors: April 2, 2026
Approved by the Stockholders: [●], 2026

1.General; Purpose.

(a)The Plan provides a means by which Eligible Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan.
(b)The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.
2.Administration.

(a)The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine when and how Purchase Rights will be granted and the provisions of each Offering (which need not be identical).
(ii)To designate from time to time which Related Corporations will be eligible to participate in the Plan.
(iii)To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.
(iv)To settle all controversies regarding the Plan and Purchase Rights.
(v)To amend the Plan at any time as provided in Section 12.
(vi)To suspend or terminate the Plan at any time as provided in Section 12.
(vii)Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.
(viii)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States.
(c)The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references to the Board in this Plan and in the terms of any Offering will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.
(d)All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.Shares of Common Stock Subject to the Plan.

(a)Subject to Section 11(a) relating to Capitalization Adjustments and the provisions of Section 3(b) below, the aggregate number of shares of Common Stock that may be issued under the Plan will not exceed 961,608 shares of Common Stock.
(b)On January 1st of each year for a period of up to ten years, commencing on January 1, 2027 and ending on (and including) January 1, 2036, the number of shares available for issuance under the Plan will be increased by a number of shares of Common Stock equal to the lesser of (i) 4,000,000 shares or (ii) 1% of the total number of shares of Capital Stock and Series C Preferred Stock (determined on an as-converted to common stock basis) outstanding, plus all outstanding prefunded warrants to acquire shares of common stock (if any), as of December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.
(c)If any Purchase Right terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.
(d)The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.Grant of Purchase Rights; Offering.

(a)The Board may from time to time grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate and will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering will be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.
(b)If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company: (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.
(c)The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on any Purchase Date during an Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately following the purchase of shares of Common Stock on such Purchase Date, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering that begins immediately after such Purchase Date.

5.Eligibility.

(a)Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation. Except as provided in Section 5(b), an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years. In addition, the Board may provide that no Employee will be eligible to be granted Purchase Rights unless, on the Offering Date, such Employee’s customary employment with the Company or the Related Corporation is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code.
(b)The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:
(i)the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;
(ii)the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and
(iii)the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.
(c)No Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.
(d)To the extent necessary to satisfy Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.
(e)Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

6.Purchase Rights; Purchase Price.

(a)On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.
(b)The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted pursuant to that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.
(c)In connection with each Offering made under the Plan, the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant pursuant to such Offering, (ii) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date pursuant to such Offering, (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering, and/or (iv) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date pursuant to such Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under such Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock available will be made in as nearly a uniform manner as will be practicable and equitable.
(d)The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will not be less than the lower of:
(i)an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or
(ii)an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7.Participation; Withdrawal; Termination.

(a)An Eligible Employee may elect to authorize payroll deductions as the means of making Contributions by completing and delivering to the Company, within the time specified in the Offering, an enrollment form provided by the Company. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where applicable law requires that Contributions be deposited with a third party. To the extent provided in the Offering, a Participant may begin such Contributions on or after the Offering Date. To the extent provided in the Offering, a Participant may thereafter decrease (including to zero) or increase his or her Contributions. To the extent specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash or check prior to a Purchase Date.
(b)During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute to such Participant all of his or her accumulated but unused Contributions without interest. A Participant’s withdrawal from an Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.
(c)Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or (ii) is otherwise no longer eligible to participate. The Company will distribute to such individual all of his or her accumulated but unused Contributions without interest.
(d)Purchase Rights will not be transferable by a Participant except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10. During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant.
(e)Unless otherwise specified in an Offering, the Company will have no obligation to pay interest on Contributions.

8.Exercise of Purchase Rights.

(a)On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued upon the exercise of Purchase Rights unless specifically provided for in the Offering.
(b)If any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one whole share of Common Stock on the final Purchase Date of an Offering, then such remaining amount will be held in such Participant’s account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from or is not eligible to participate in such next Offering, in which case such amount will be distributed to such Participant after the final Purchase Date without interest. If the amount of Contributions remaining in a Participant’s account after the purchase of shares of Common Stock is at least equal to the amount required to purchase one whole share of Common Stock on the final

Purchase Date of an Offering, then such remaining amount will be distributed in full to such Participant after the final Purchase Date of such Offering without interest.
(c)No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If, on a Purchase Date, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date will not be delayed more than 12 months and the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest.

9.Covenants of the Company.

The Company will seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/ or to issue and sell Common Stock upon exercise of such Purchase Rights.

10.Designation of Beneficiary.

(a)The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.
(b)If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11.Adjustments upon Changes in Common Stock; Corporate Transactions.

(a)In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(b); (iii) the class(es) and number of securities subject to, and the purchase price applicable to, outstanding Offerings and Purchase Rights; and (iv) the class(es) and number of securities that are the subject of the purchase limits, if any, under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.
(b)In the event of a Corporate Transaction, (i) any surviving or acquiring corporation (or its parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue outstanding Purchase Rights or does not substitute similar rights for outstanding Purchase Rights, then the Participants’ accumulated Contributions will be used to purchase shares of Common Stock within 10 business days prior to the Corporate Transaction under such Purchase Rights, and such Purchase Rights will terminate immediately after such purchase.

12.Amendment, Suspension or Termination of the Plan.

(a)The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by applicable law or listing requirements, including any amendment that either (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to become Participants and receive Purchase Rights, (iii) materially increases the benefits accruing to Participants under the Plan or materially reduces the price at which shares of Common Stock may be purchased under the Plan, (iv) materially extends the term of the Plan, or (v) expands the types of awards available for issuance under the Plan, but in each of (i) through (v) above only to the extent stockholder approval is required by applicable law or listing requirements.
(b)The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.
(c)Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including, without limitation, any such regulations or other guidance that may be issued or amended after the adoption of the Plan, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code.
(d)Notwithstanding anything in the Plan or in the terms of any Offering to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

13.Effective Date of Plan.

The Plan will become effective on the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted by the Board (or if required under Section 12(a), the date of any material amendment of the Plan).

14.Miscellaneous Provisions.
(a)Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.
(b)A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c)The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation, or on the part of the Company or a Related Corporation to continue the employment of a Participant.
(d)The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.
(e)Participation in the Plan is subject to any applicable U.S. and non-U.S. federal, state or local tax withholding requirements on income the Participant realizes in connection with the Plan. Each Participant agrees, by participating in the Plan, that the Company or any Related Corporation may, but will not be obligated to, withhold from a Participant’s wages, salary or other compensation at any time the amount necessary for the Company or any Related Corporation to meet applicable withholding obligations, including any withholding required to make available to the Company or any Related Corporation any tax deductions or benefits attributable to the sale or disposition of Common Stock by such Participant. In addition, the Company or any Related Corporation may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or use any other method of withholding that the Company or any Related Corporation deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f). The Company will not be required to issue any Common Stock under the Plan until such obligations are satisfied.

15.Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)“Board” means the Board of Directors of the Company.
(b)“Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.
(c)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(d)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(e)“Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).
(f)“Common Stock” means the common stock of the Company.
(g)“Company” means Avalo Therapeutics, Inc., a Delaware corporation.
(h)“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.
(i)Reserved.
(j)“Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;
(ii)a sale or other disposition of at least 50% of the outstanding securities of the Company;
(iii)a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(k)“Director” means a member of the Board.
(l)“Effective Date” means the date on which the Plan was adopted by the Board.
(m)“Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.
(n)“Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(o)“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.
(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(q)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock on the last preceding date for which such quotation exists.
(iii)In the absence of such markets for the Common Stock, the Fair Market Value of a share of Common Stock will be determined by the Board in good faith in compliance with applicable laws and in a manner that complies with Section 409A of the Code.
(r)“Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will be as determined by the Board in connection with the Offering, but not inconsistent with the terms of the Plan.
(s)“Offering Date” means a date selected by the Board for an Offering to commence.
(t)“Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.
(u)“Participant” means an Eligible Employee who holds an outstanding Purchase Right.
(v)“Plan” means this Avalo Therapeutics, Inc. Second Amended and Restated 2016 Employee Stock Purchase Plan.
(w)“Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.
(x)“Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.
(y)“Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.
(z)“Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
(aa)“Securities Act” means the Securities Act of 1933, as amended.
(ab)“Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed (including, but not limited to, the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto) is open for trading.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AVALO THERAPEUTICS, INC. 1500 LIBERTY RIDGE DRIVE, SUITE 321 WAYNE, PENNSYLVANIA 19087 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 1, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AVTX2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 1, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards submitted by mail must be received no later than 11:59 p.m. Eastern Time on June 1, 2026 to be voted at the annual meeting. &#9; Nominees: 2.&#9; To approve the Avalo Therapeutics, Inc. Second Amended and Restated 2016 Employee Stock Purchase Plan; 3.&#9; To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and 4.&#9; To conduct any other business properly brought before the Annual Meeting. 1.&#9; To elect the seven directors nominated by our board of directors and named herein to hold office until the 2027 Annual Meeting of Stockholders; AVALO THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposals: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 01)&#9; Michael Heffernan 02)&#9; Garry Neil, M.D. 03)&#9; Rita Jain, M.D. 04)&#9; Aaron Kantoff 05)&#9; Gilla Kaplan, Ph.D. 06)&#9; Kevin Lind 07)&#9; Samantha Truex V89088-P49035 ! ! ! For All Withhold All For All Except For Against Abstain ! !! ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. SCAN TO VIEW MATERIALS & VOTEw

V89089-P49035 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 2, 2026 at 8:30 a.m. Eastern Time. The 2026 Notice of Annual Meeting of Stockholders, Proxy Statement and 2025 Annual Report are available at www.proxyvote.com. AVALO THERAPEUTICS, INC. Annual Meeting of Stockholders June 2, 2026 8:30 a.m. Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Garry Neil and Chris Sullivan, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of AVALO THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 a.m. Eastern Time on June 2, 2026, virtually at www.virtualshareholdermeeting.com/AVTX2026, and any adjournment or postponement thereof. The stockholder(s) acknowledge(s) receipt from the Company prior to the execution of the proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement, and revokes any proxy heretofore given with respect to the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side